                                                                     EXHIBIT 4.1


================================================================================


                                    INDENTURE




                          DATED AS OF FEBRUARY 23, 2000


                                      AMONG


                       LEAP WIRELESS INTERNATIONAL, INC.,
                                     ISSUER,


                      CRICKET COMMUNICATIONS HOLDINGS, INC.
                                  AS GUARANTOR


                                       AND


                       STATE STREET BANK AND TRUST COMPANY
                                   AS TRUSTEE


                               ------------------


                               UP TO $225,000,000


                     12 1/2% SENIOR NOTES DUE 2010, SERIES A


                     12 1/2% SENIOR NOTES DUE 2010, SERIES B

                               UP TO $668,000,000

                14 1/2% SENIOR DISCOUNT NOTES DUE 2010, SERIES A

                14 1/2% SENIOR DISCOUNT NOTES DUE 2010, SERIES B


================================================================================

                              CROSS-REFERENCE TABLE


TRUST INDENTURE                                                                                   INDENTURE
  ACT SECTION                                                                                      SECTION
---------------                                                                                   ---------
Section 310(a) .....................................................................         7.03; 7.10; 13.01
           (b)......................................................................         7.03; 7.10; 13.01; 13.02
           (c)......................................................................         7.03; 13.01
Section 311(a) .....................................................................         7.11; 13.01
           (b)......................................................................         7.11; 13.01
           (c)......................................................................         13.01
Section 312(a) .....................................................................         13.01
           (b)......................................................................         13.01; 13.03
           (c)......................................................................         13.01; 13.03
Section 313(a)  ....................................................................         7.06; 13.01
           (b)(1)...................................................................         13.01
           (b)(2)...................................................................         7.06; 7.07; 13.01
           (c)......................................................................         7.06; 13.01; 13.02
           (d)......................................................................         7.06; 13.01
Section 314(a) .....................................................................         13.01; 13.02
           (b)......................................................................         13.01
           (c)......................................................................         13.01
           (d)......................................................................         13.01
           (e)......................................................................         13.01
           (f)......................................................................         13.01
Section 315(a) .....................................................................         13.01
           (b)......................................................................         13.01; 13.02
           (c)......................................................................         13.01
           (d)......................................................................         13.01
           (e)......................................................................         13.01
Section 316(a)(1)(A)................................................................         6.05; 13.01
           (a)(1)(B)................................................................         13.01
           (a)(2)...................................................................         13.01
           (b)......................................................................         13.01
           (c)......................................................................         13.01
Section 317    .....................................................................         13.01




--------------

N.A.  means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS



                                                                                                              PAGE
                                                                                                              ----
                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01   Definitions ....................................................................................1
SECTION 1.02   Incorporation by Reference of Trust Indenture Act...............................................20
SECTION 1.03   Rules of Construction...........................................................................21

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01   Form and Dating.................................................................................21
SECTION 2.02   Execution and Authentication....................................................................22
SECTION 2.03   Registrar and Paying Agent......................................................................23
SECTION 2.04   Paying Agent to Hold Assets in Trust............................................................24
SECTION 2.05   Holder Lists ...................................................................................24
SECTION 2.06   Transfer and Exchange...........................................................................24
SECTION 2.07   Replacement Securities..........................................................................25
SECTION 2.08   Outstanding Securities..........................................................................25
SECTION 2.09   Treasury Securities.............................................................................25
SECTION 2.10   Temporary Securities............................................................................26
SECTION 2.11   Cancellation ...................................................................................26
SECTION 2.12   Defaulted Interest..............................................................................26
SECTION 2.13   CUSIP Number ...................................................................................27
SECTION 2.14   Deposit of Moneys...............................................................................27
SECTION 2.15   Book-Entry Provisions for Global Securities.....................................................27
SECTION 2.16   Registration of Transfers and Exchanges.........................................................28

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01   Notices to Trustee..............................................................................32
SECTION 3.02   Selection of Securities to Be Redeemed..........................................................32
SECTION 3.03   Notice of Redemption............................................................................33
SECTION 3.04   Effect of Notice of Redemption..................................................................33
SECTION 3.05   Deposit of Redemption Price.....................................................................34
SECTION 3.06   Securities Redeemed in Part.....................................................................34
SECTION 3.07   Optional Redemption.............................................................................34

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01   Payment of Securities...........................................................................35
SECTION 4.02   Maintenance of Office or Agency.................................................................35

SECTION 4.03   Limitations on Transactions with Stockholders and Affiliates....................................36
SECTION 4.04   Limitation on Indebtedness......................................................................36
SECTION 4.05   Limitation on Asset Sales.......................................................................39
SECTION 4.06   Limitation on Restricted Payments...............................................................40
SECTION 4.07   Compliance with Laws............................................................................44
SECTION 4.08   Payment of Taxes and Other Claims...............................................................44
SECTION 4.09   Notice of Defaults..............................................................................44
SECTION 4.10   Maintenance of Properties and Insurance.........................................................44
SECTION 4.11   Compliance Certificate..........................................................................45
SECTION 4.12   Reports to Holders..............................................................................45
SECTION 4.13   Waiver of Stay, Extension or Usury Laws.........................................................46
SECTION 4.14   Repurchase of Notes upon a Change of Control....................................................46
SECTION 4.15   Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries.................47
SECTION 4.16   Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.........47
SECTION 4.17   Limitation on Liens.............................................................................48
SECTION 4.18   Corporate Existence.............................................................................49
SECTION 4.19   Limitation on Sale-Leaseback Transactions.......................................................49
SECTION 4.20   Designation of Restricted Subsidiaries and Unrestricted Subsidiaries............................49
SECTION 4.21   Limitation on Issuances of Guarantees by Restricted Subsidiaries................................50
SECTION 4.22   Additional Holding Companies....................................................................50
SECTION 4.23   Future Subsidiary Guarantors....................................................................50

                                  ARTICLE FIVE

                CONSOLIDATIONS MERGER AND ASSET SALES; SUCCESSORS

SECTION 5.01   Consolidation Merger, and Sale of Assets........................................................51
SECTION 5.02   Successor Substituted...........................................................................52

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01   Events of Default...............................................................................52
SECTION 6.02   Acceleration ...................................................................................54
SECTION 6.03   Other Remedies .................................................................................54
SECTION 6.04   Waiver of Past Default..........................................................................55
SECTION 6.05   Control by Majority.............................................................................55
SECTION 6.06   Limitation on Suits.............................................................................55
SECTION 6.07   Rights of Holders to Receive Payment............................................................56
SECTION 6.08   Collection Suit by Trustee......................................................................56
SECTION 6.09   Trustee May File Proofs of Claim................................................................56
SECTION 6.10   Priorities .....................................................................................56
SECTION 6.11   Undertaking for Costs...........................................................................57
SECTION 6.12   Notice of Defaults..............................................................................57

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01   Duties of Trustee...............................................................................58
SECTION 7.02   Certain Rights of Trustee.......................................................................59
SECTION 7.03   Individual Rights of Trustee....................................................................60
SECTION 7.04   Trustee's Disclaimer............................................................................60
SECTION 7.05   Notice of Defaults..............................................................................60
SECTION 7.06   Reports by Trustee to Holders of the Securities.................................................60
SECTION 7.07   Compensation and Indemnity......................................................................61
SECTION 7.08   Replacement of Trustee..........................................................................62
SECTION 7.09   Successor Trustee by Merger, Etc................................................................63
SECTION 7.10   Eligibility; Disqualification...................................................................63
SECTION 7.11   Preferential Collection of Claims Against Company...............................................63

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01   Termination of the Company's Obligations........................................................63
SECTION 8.02   Legal Defeasance and Covenant Defeasance........................................................65
SECTION 8.03   Conditions to Legal Defeasance or Covenant Defeasance...........................................66
SECTION 8.04   Application of Trust Money......................................................................67
SECTION 8.05   Repayment to Company............................................................................68
SECTION 8.06   Reinstatement ..................................................................................68

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01   In General .....................................................................................68
SECTION 9.02   Without Consent of Holders......................................................................69
SECTION 9.03   With Majority Consent of Holders................................................................69
SECTION 9.04   Compliance with Trust Indenture Act.............................................................70
SECTION 9.05   Revocation and Effect of Consents...............................................................70
SECTION 9.06   Notation on or Exchange of Securities...........................................................71
SECTION 9.07   Trustee to Sign Amendments, etc.................................................................71

                                   ARTICLE TEN

                                    GUARANTEE

SECTION 10.01  Unconditional Guarantee.........................................................................72
SECTION 10.02  Severability ...................................................................................72
SECTION 10.03  Limitation of Guarantor's Liability.............................................................72
SECTION 10.04  Execution of Guarantee..........................................................................73
SECTION 10.05  Release of Guarantor from Subsidiary Guarantee..................................................73

                                 ARTICLE ELEVEN


                                    SECURITY

SECTION 11.01  Pledge Agreement................................................................................73

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01  Trust Indenture Act Controls....................................................................75
SECTION 12.02  Notices ........................................................................................75
SECTION 12.03  Communications by Holders with Other Holders....................................................77
SECTION 12.04  Certificate and Opinion as to Conditions Precedent..............................................77
SECTION 12.05  Statements Required in Certificate or Opinion...................................................77
SECTION 12.06  Rules by Trustee, Paying Agent, Registrar.......................................................77
SECTION 12.07  Governing Law ..................................................................................78
SECTION 12.08  No Recourse Against Others......................................................................78
SECTION 12.09  Successors .....................................................................................78
SECTION 12.10  Counterpart Originals...........................................................................78
SECTION 12.11  Severability ...................................................................................78
SECTION 12.12  No Adverse Interpretation of Other Agreements...................................................78
SECTION 12.13  Legal Holidays .................................................................................78
SECTION 12.14  No Personal Liability of Incorporators, Stockholders, Officers, Directors, Officers,
                  Employees and Stockholders...................................................................78

SIGNATURES ....................................................................................................S-1

EXHIBIT A         Form of Series A Security....................................................................A-1
EXHIBIT B         Form of Series B Security....................................................................B-1
EXHIBIT C         Form of Legend for Global Securities.........................................................C-1
EXHIBIT D         Form of Transfer Certificate.................................................................D-1
EXHIBIT E         Form of Transfer Certificate for Institutional Accredited Investors..........................E-1
EXHIBIT F         Form of Supplemental Indenture...............................................................F-1
EXHIBIT G         Form of Officer's Certificate................................................................G-1

-----------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

        INDENTURE dated as of February 23, 2000, among LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation (the "Company"), as issuer, the GUARANTOR named herein and State Street Bank and Trust Company, a state chartered trust company organized under the laws of the Commonwealth of Massachusetts, as trustee (the "Trustee").

        The Company has executed that certain Purchase Agreement, dated as of February 16, 2000, by and among the Company, the guarantor listed therein and the Placement Agents (the "Purchase Agreement"). The Company has also executed that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company, the guarantor listed therein and the Placement Agents (the "Registration Rights Agreement") and that certain Pledge Agreement (as defined herein) dated as of the date hereof by and between the Company and the Trustee.

        Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

        "Accreted Value" means, as of any date prior to April 15, 2005, an amount per $1,000 principal amount at maturity of the Senior Discount Notes that is equal to the sum of (a) the initial offering price ($486.68 per $1,000 principal amount at maturity of the Senior Discount Notes) of such Senior Discount Notes and (b) the portion of the excess of the principal amount of such Senior Discount Notes over such initial offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semiannually on each April 15 and October 15 at the rate of 14 1/2% per annum from the date of original issue of the Senior Discount Notes through the date of determination computed on the basis of a 360-day year of twelve 30-day months, and as of any date on or after April 1, 2005, the principal amount of each Senior Discount Note.

        "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

        "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

        (i) the net income of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person during such period;

        (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of
Section 4.06 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

        (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time of determination permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

        (iv) any gains or losses (on an after-tax basis) attributable to sales of assets of the Company or any Restricted Subsidiary other than in the ordinary course of business;

        (v) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.06, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries;

        (vi) all extraordinary gains and extraordinary losses;

        (vii) any compensation expense paid or payable solely with Capital Stock (other than Disqualified Capital Stock) of the Company or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Capital Stock) of the Company; and

        (viii) the cumulative effect of a change in accounting principles.

        "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), excluding write-ups of capital assets (other than write-ups of tangible assets in connection with accounting for acquisitions made in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, copyrights, organizational and developmental expenses, unamortized debt discount and expense, unamortized deferred charges and other like intangibles (other than FCC license acquisition costs), all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Trustee pursuant to Section 4.12.

        "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Agent" means any Registrar, Paying Agent or co-Registrar.

        "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such

Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

        "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

        "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (a) all or any of the Capital Stock of any Restricted Subsidiary, (b) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (c) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company; provided that "Asset Sale" shall not include:

        (i) sales or other dispositions of inventory, receivables and other current assets;

        (ii) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 4.06.

        (iii) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of (as determined by the Board of Directors whose good faith determination shall be conclusive and evidenced by a Board Resolution), provided that the consideration received consists of property or assets (other than current assets) of a nature or type or that are used in a business (or a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or business of, the Company and its Restricted Subsidiaries existing on the date of such sale or other disposition; or

        (iv) sales or other dispositions of assets with a fair market value not in excess of $1,000,000 per year (as certified in an Officer's Certificate).

        "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

        "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the principal corporate trust office of the Trustee is located are not required to be open.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Preferred Stock.

        "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, Personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

        "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

        "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) under the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis; or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

        "Closing Date" means the date on which the Notes are originally issued under the Indenture.

        "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non voting) of such Person's equity, other than Preferred Stock of such Person, whether now outstanding or issued after the Closing Date, including without limitation, all series and classes of such common stock.

        "Company" has the meaning ascribed to such term in the introductory paragraphs to this Indenture.

        "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (i) Consolidated Interest Expense,
(ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iii) depreciation expense, (iv) amortization expense, and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (a) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by
(b) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

        "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

        "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to
(ii) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of the Company have been filed with the Trustee pursuant to Section 4.12 (such four fiscal quarter period being the "Reference Period"); provided that, in making the foregoing calculation, (a) pro forma effect shall be given to any Indebtedness that is to be Incurred or repaid on the Transaction Date as if such Incurrence or repayment had occurred on the first day of such Reference Period; (b) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period or thereafter but on or prior to the Transaction Date as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (c) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period or thereafter but on or prior to the Transaction Date and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period, provided that to the extent that clause (b) or (c) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available and shall be prepared in good faith by the Company on a basis consistent with Regulation S-X under the Securities Act.

        "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries filed with the Trustee pursuant to Section 4.12 (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

        "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at Goodwin Square, 23rd floor, 225 Asylum Street, Hartford, CT 06103, except that, with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

        "Covenant Defeasance" has the meaning provided in Section 8.02(c).

        "Cricket Communications Holdings" means Cricket Communications Holdings, Inc.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

        "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Depositary" means, with respect to the Securities issued in the form of one or more Global Securities, DTC or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

        "Disinterested Director" means, with respect to any transaction, including an acquisition of FCC wireless licenses, a member of the Board of Directors who is not an officer or employee of the Company and would not be a party to, or have a financial interest in, such transaction. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Stock of the Company.

        "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the

Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.05 and 4.14 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Sections 4.05 and 4.14.

        "DTC" means The Depository Trust Company.

        "Event of Default" see Section 6.01.

        "Excess Proceeds" see Section 4.05(A).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "Exchange Offer" has the meaning provided in the Registration Rights Agreement.

        "Exchange Securities" means the 12 1/2% Senior Notes due 2010, Series B and the 14 1/2% Senior Discount Notes due 2010, Series B, to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement.

        "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that the fair market value of any FCC wireless licenses for purposes of the definition of "Qualified Proceeds" shall be as determined in good faith by the Board of Directors, including a majority of the Disinterested Directors, which determination shall be conclusive if evidenced by a Board Resolution.

        "FCC" means the Federal Communications Commission.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amount required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

        "Global Securities" means one or more Reg. S Global Securities and 144A Global Securities.

        "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

        "Guarantees" mean any unconditional and irrevocable Guarantees by the Guarantors of the due and punctual payment of the principal of, premium, if any, and interest on the Notes, on an unsecured basis in accordance with the terms of Indenture, a form of which is attached hereto as part of Exhibit A and Exhibit B.

        "Guarantor" means any Subsidiary of the Company that executes a Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns.

        "Holder" means the record holder of a Note.

        "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

        "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

        (i) all indebtedness of such Person for borrowed money;

        (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

        (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

        (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

        (v) all Capitalized Lease Obligations;

        (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness;

        (vii) all Indebtedness of other Persons guaranteed by such Person to the extent such Indebtedness is guaranteed by such Person; and

        (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

        The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date (or in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or available on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided (1) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (2) money borrowed at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall be deemed not to be "Indebtedness" so long as such money is held to secure the payment of such interest, (3) contingent obligations arising in connection with the acquisition of any business or Person, based on the future performance of such business or Person, shall not constitute Indebtedness except to the extent such obligations are not paid within seven business days of the date such contingency is resolved under GAAP and are recorded as a liability on the books of the Company and its Subsidiaries and (4) liabilities for federal, state, local or other taxes shall not constitute Indebtedness.

        "Indenture" means this Indenture, as amended or supplemented from time to time.

        "Initial Securities" means the 12 1/2% Senior Notes due 2010, the
14 1/2% Senior Discount Notes due 2010, the warrants to purchase 5.146 shares of common stock of the Company, issued in connection with the Senior Notes and the warrants to purchase 2.503 shares of common stock of the Company issued in connection with the Senior Discount Notes.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

        "Interest Payment Date" means each semiannual interest payment date on April 15 and October 15 of each year, commencing April 15, 2000 for the Senior Notes and commencing October 15, 2005 for the Senior Discount Notes.

        "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

        "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the April 15 or October 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

        "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of Section 4.15. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.06, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Company or any Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided that the Net Cash proceeds are applied in accordance with Section 4.05(A)(2)(a) and (A)(2)(b).

        "License Subsidiary" means a Wholly Owned Subsidiary of the Company directly owned by the Company formed for the purpose of holding wireless licenses granted by the FCC.

        "Licensed Domestic POPS" means the number of potential customers in the geographic areas within the United States covered by wireless licenses granted by the FCC and owned by the Company or any of its domestic Restricted Subsidiaries based on population statistics published in a recognized demographic data source using as a basis for its population estimates the most recent U.S. Census Bureau Data.

        "Lien" means any mortgage, pledge, security interest, encumbrance lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement, or lease in the nature thereof any agreement to give any security interest.)

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Cash Proceeds" means, (i) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (a) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (c) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (1) is secured by a Lien on the property or assets sold or (2) is required to be paid as a result of such sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (ii) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Notes" means the Company's 12 1/2% Senior Notes due 2010 and 14 1/2% Senior Discount Notes due 2010.

        "Offer to Purchase" means an offer by the Company to purchase Notes from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

        (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

        (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

        (iii) that any Note not tendered will continue to accrue interest or original issue discount pursuant to its terms;

        (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest or original issue discount on and after the Payment Date;

        (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

        (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

        (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased shall be in an integral multiple of $1,000 of the principal amount at maturity of the Notes and each new
Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof.

        On the Payment Date, the Company shall: (a) accept for payment on a pro rata basis Notes or portions thereof validly tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officer's Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased shall be in an integral multiple of $1,000 of the principal amount at maturity of the Notes and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any applicable federal or state securities laws or regulations conflict with the provision of the Indenture relating to an Offer to Purchase, the Company will comply with such laws or regulations and will not be deemed to have breached such provisions of the Indenture by virtue thereof.

        "Officer" of any Person means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President (whether or not such title is preceded or followed by one or more words or phrases), the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of such Person.

        "Officer's Certificate" of any Person means a certificate signed on behalf of such Person by the principal executive officer, the principal accounting officer or the principal financial officer of such Person.

        "144A Global Security" means a permanent global security in registered form representing the aggregate principal amount or aggregate principal amount at maturity, as the case may be, of Securities sold in reliance on Rule 144A.

        "Opinion of Counsel" means, except as provided in Section 2.16, a written opinion in form and substance reasonably satisfactory to the Trustee from legal counsel who is reasonably acceptable to the Company. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Participant" has the meaning set forth in Section 2.15(a).

        "Paying Agent" has the meaning provided in Section 2.03.

        "Permitted Cricket Holdings Shares and Options" means the issuance by Cricket Communications Holdings, Inc. of (i) shares of its common stock upon the exercise of that certain warrant to be issued to Chase Telecommunications Holdings, Inc. for a number of shares not to exceed 1% of its outstanding common stock and (ii) options for common stock issued pursuant to stock option plans of Cricket Communications Holdings, which have been approved by the Board of Directors and shares of common stock issued upon exercise of such options.

        "Permitted Investment" means:

        (i) an Investment in the Company or a domestic Restricted Subsidiary or a Person which will, upon the making of such Investment, become a domestic Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a domestic Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment;

        (ii) Temporary Cash Investments;

        (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

        (iv) stock, obligations or securities received in satisfaction of judgments;

        (v) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and worker's compensation, performance and other similar deposits made in the ordinary course of business;

        (vi) Interest Rate Agreements and Currency Agreements designed solely to protect the Company and its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

        (vii) loans or advances to officers or employees of the Company or any Restricted Subsidiary that do not in the aggregate exceed $3 million at any time outstanding;

        (viii) Investments in Restricted Subsidiaries of the Company in Chile not to exceed $100 million in the aggregate after the Closing Date;

        (ix) Investments existing on the Closing Date;

        (x) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with Section 4.05; and

        (xi) Investments in securities received in satisfaction of accounts receivable pursuant to any plan of reorganization or similar arrangement upon the bankruptcy of the obligor on such accounts receivable.

        "Permitted Liens" means:

        (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

        (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

        (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

        (iv) Liens incurred or deposits made (including deposits made to the FCC) to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

        (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

        (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.04, (1) to finance the cost (including the cost of design, development, acquisition, construction, installation, integration or improvement) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

        (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

        (viii) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

        (ix) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

        (x) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

        (xi) Liens in favor of the Company or any Restricted Subsidiary;

        (xii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default;

        (xiii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

        (xiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

        (xv) Liens encumbering customary initial deposits and margin deposit, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

        (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

        (xvii) Liens on or sales of receivables;

        (xviii) Liens on wireless licenses issued by the FCC to secure obligations in favor of the FCC;

        (xix) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

        (xx) Liens on the Capital Stock of License Subsidiaries to secure Indebtedness under credit facilities with any vendor, supplier or contractor (or any financial institution providing financing arranged by or on behalf of such vendor, supplier or contractor) permitted to be incurred under Section 4.04;

        (xxi) Liens on promissory notes evidencing intercompany loans from the Company to Restricted Subsidiaries to secure Indebtedness under credit facilities with any vendor, supplier or contractor (or any financial institution providing financing arranged by or on behalf of such vendor, supplier or contractor) permitted to be Incurred under Section 4.04; and

        (xxii) Liens that secure Indebtedness with an aggregate principal amount not in excess of $10 million at any time outstanding.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, government or any agency political subdivision thereof or any other entity.

        "Physical Securities" means one or more certificated Securities in registered form.

        "Placement Agents" means, collectively, Morgan Stanley & Co. Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Bear Sterns & Co., Inc., ABN AMRO Incorporated and Credit Suisse First Boston, each a "Placement Agent."

        "Pledge Account" means an account established with a securities intermediary for the benefit of the Trustee pursuant to the terms of the Pledge Agreement for the deposit of certain of the net cash proceeds from the Senior Notes and the Pledged Securities to be purchased by the Company with such net cash proceeds and all proceeds therefrom.

        "Pledge Agreement" means the Collateral Pledge and Security Agreement, dated as of the Closing Date, made by the Company in favor of the Trustee governing the security interest in, and the disbursement of funds from, the Pledge Account, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

        "Pledged Securities" means the U.S. Government Obligations to be purchased by the Company with a portion of the proceeds from the issuance and sale of the Senior Notes and held by the Trustee in the Pledge Account in accordance with the Pledge Agreement.

        "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Closing Date, including, without limitation, all series and classes of such preferred stock or preference stock.

        "principal" of a debt security, including the Notes, means the principal amount due at maturity of the security, plus, when appropriate, the premium, if any, on the security.

        "Private Placement Legend" means the legend initially set forth on the Initial Securities in the form set forth on Exhibit A hereto.

        "Purchase Agreement" has the meaning ascribed to such term in the introductory paragraphs to this Indenture.

        "Qualified Equity Offering" means an underwritten primary public offering or private placement of Capital Stock (other than Disqualified Stock) of the Company resulting in aggregate Net Cash Proceeds to the Company of $50 million or more; provided, however, that no public offering or private placement consummated on, or within 180 days after, the Closing Date shall constitute a Qualified Equity Offering.

        "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

        "Qualified Proceeds" means (i) Net Cash Proceeds received by the Company on or after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company and (ii) 80% of the fair market value on the date of acquisition of FCC wireless licenses acquired by the Company or its Restricted Subsidiaries after the Closing Date to the extent the consideration paid therefor is Capital Stock of the Company (other than Disqualified Stock).

        "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

        "redemption price" when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Security annexed hereto as Exhibit A.

        "Registrar" see Section 2.03.

        "Registration" means a registered exchange offer for the Securities by the Company or other registration of the Securities under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

        "Registration Date" see Section 4.12.

        "Registration Rights Agreement" has the meaning ascribed to such term in the introductory paragraphs to this Indenture.

        "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

        "Restricted Payment" see Section 4.06.

        "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether or not any Security constitutes a Restricted Security.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "Rule 144A" means Rule 144A under the Securities Act.

        "S&P" means Standard and Poor's Ratings Group, a division of the McGraw-Hill Companies.

        "SEC" or "Commission" means the Securities and Exchange Commission.

        "Securities" means, collectively, the Initial Securities, the Transfer Restricted Securities and the Unrestricted Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

        "Senior Discount Notes" means the Company's 14 1/2% Senior Discount Notes due 2010.

        "Senior Notes" means the Company's 12 1/2% Senior Notes due 2010.

        "Shelf Registration Statement" has the meaning provided in the Registration Rights Agreement.

        "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

        "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

        "Temporary Cash Investment" means any of the following:

        (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case (other than with respect to Pledged Securities) maturing within one year after the date of acquisition;

        (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distribution;

        (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above;

        (iv) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

        (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

        "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (except as provided in Section 9.03) until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

        "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

        "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

        "Transfer Restricted Securities" means the Transfer Restricted Securities as defined in the Registration Rights Agreement and any similar securities issued in compliance with Section 2.02 in accordance with any other registration rights agreement.

        "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

        "Trust Officer" means any officer within corporate trust administration (or any successor group of the Trustee), and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

        "United States Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

        "Units" means 225,000 senior units consisting of $225,000,000 aggregate principal amount of Senior Notes and Warrants and (ii) 668,000 senior discount units consisting of $668,000,000 aggregate principal amount at maturity of Senior Discount Notes and Warrants.

        "Unrestricted Securities" means one or more Securities that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A hereto, including, without limitation, the Exchange Securities and any Securities registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

        "Unrestricted Subsidiary" means

                (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

                (ii) any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (a) any guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (b) either (1) the Subsidiary to be so designated has total assets of $1,000 or less or (2) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.06 and (c) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (a) of this proviso would be permitted under Sections 4.04 and 4.06. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that immediately after giving effect to such designation (x) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the

Trustee a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which full faith and credit of the United States of America is pledged and which are not callable at the Company's option.

        "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

        "Warrants" means the Warrants included as part of the Units issued on the Closing Date.

        "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person. Notwithstanding the foregoing Cricket Communications Holdings shall be deemed Wholly Owned by the Company as long as the Company owns not less than 85% of its outstanding Capital Stock on a fully diluted basis.

        SECTION 1.02 Incorporation by Reference of Trust Indenture Act

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Securities and the Guarantees.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the indenture securities means the Company, a Guarantor or any other obligor on the Securities.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

        SECTION 1.03 Rules of Construction.

        Unless the context otherwise requires:

        (1) a term has the meaning assigned to it;

        (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

        (3) "or" is not exclusive;

        (4) words in the singular include the plural, and words in the plural include the singular;

        (5) provisions apply to successive events and transactions;

        (6) references to sections of or rules under the Securities Act, the Exchange Act, the TIA or any other applicable law shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

        (7) references to any contract, instrument or agreement shall be deemed to include any amendments, modifications or supplements thereto; and

        (8) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01 Form and Dating.

        (1) General. The Initial Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rules or usage. The Company shall approve the forms of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication. The Securities shall be in denominations of $1,000 in principal amount at maturity and integral multiples thereof.

        The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Securities or Subsidiary Guarantee conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. Global Securities shall bear the legend set forth in Exhibit C hereto. The aggregate principal amount or aggregate principal amount at maturity, as the case may be, of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

        (2) Global Securities. Each Global Security shall represent such of the outstanding Exchange Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount or aggregate principal amount at maturity, as the case may be, of outstanding Exchange Securities from time to time endorsed thereon and that the aggregate principal amount or aggregate principal amount at maturity, as the case may be, of outstanding Exchange Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a

Global Security to reflect the amount of any increase or decrease in the aggregate principal amount or aggregate principal amount at maturity, as the case may be, of outstanding Exchange Securities represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

SECTION 2.02 Execution and Authentication.

        One Officer shall sign the Securities of the Company by manual or facsimile signature.

        If such Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

        A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture. A Security shall be dated the date of its authentication.

        The Trustee shall authenticate (i) Senior Notes issued by the Company for original issue in an aggregate principal amount not to exceed $225 million in one or more series and Senior Discount Notes issued by the Company for original issue in an aggregate principal amount at maturity not to exceed $668 million in one or more series; provided that the aggregate principal amount of Senior Notes on the Closing Date shall not exceed $225 million and the aggregate principal amount at maturity of the Senior Discount Notes on the Closing Date shall not exceed $668 million; and provided further that the Company complies with Section 4.04, (ii) upon cancellation of the Initial Securities issued by the Company, Exchange Securities issued by the Company for original issue in an aggregate amount not to exceed $225 million in one or more series of Senior Notes and $668 million in one or more series of Senior Discount Notes; provided that the aggregate principal amount at maturity of Exchange Securities on the date of exchange of Initial Securities to Exchange Securities shall not exceed $225 million for the Senior Notes and $668 million for the Senior Discount Notes, and provided further that the Company complies with Section 4.04, (iii) Transfer Restricted Securities from time to time only in exchange for a like principal amount of the same type of Initial Securities and (iv) Unrestricted Securities from time to time (A) in exchange for a like principal amount of the same type of Initial Securities or a like principal amount of the same type of Transfer Restricted Securities or (B) as the Company may determine in accordance with this Indenture, in each case upon a written order of the Company in the form of an Officer's Certificate. Each such written order shall specify the amount of and the type of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities, Exchange Securities, Transfer Restricted Securities or Unrestricted Securities and whether the Securities are to be issued as Physical Securities or Global Securities and such other information as the Trustee may reasonably request. The aggregate principal amount of Senior Notes outstanding at any time may not exceed $225 million and the aggregate principal amount at maturity of Senior Discount Notes outstanding at any time may not exceed $668 million, except as provided in Sections 2.07 and 2.08.

        In the event that the Company shall issue and the Trustee shall authenticate any Securities issued under this Indenture subsequent to the Closing Date pursuant to clauses (ii) and (iii) of the first sentence of the immediately preceding paragraph, the Company shall use its reasonable best efforts to obtain the same "CUSIP" number for such Securities as is printed on the Securities outstanding at such time; provided, however, that if any series of Securities issued under this Indenture subsequent to the Closing Date is determined, pursuant to an Opinion of Counsel of the Company, to be a different class of security than the Securities outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Securities that is different than the "CUSIP" number printed on the Securities then outstanding.

        Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

        The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03 Registrar and Paying Agent.

        The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Securities may be presented or surrendered for payment (the "Paying Agent") and
(c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent and the term "Registrar" includes any co-Registrar. Except as provided herein, the Company or any Guarantor may act as Paying Agent, Registrar or co-Registrar.

        The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

        The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. The Company initially appoints DTC to act as Depositary with respect to the Global Securities. The Company may appoint a successor Registrar and/or Paying Agent without prior notice to the Holders and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

SECTION 2.04 Paying Agent to Hold Assets in Trust.

        The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company or any Guarantor or any of their respective Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05 Holder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five days before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06 Transfer and Exchange.

        Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount or principal amount at maturity, as the case may be, of Securities of other authorized denominations of the same series, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities (and each of the Guarantors shall execute a Guarantee thereon) at the Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith payable by the transferor of such Securities (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.05, 4.14 or 9.06). The Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

        Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary. Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest in a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07 Replacement Securities.

        If evidence of a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. If required by the Company or the Trustee, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable expenses in replacing a Security, including reasonable fees and expenses of counsel.

        Every replacement Security is an additional obligation of the Company and the Guarantors.

SECTION 2.08 Outstanding Securities.

        Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

        If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

        If on a Redemption Date, Payment Date or the Stated Maturity the Paying Agent holds money sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09 Treasury Securities.

        In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, a Guarantor or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

        The Company shall promptly notify the Trustee, in writing, when the Company, a Guarantor or any of their respective Affiliates repurchases or otherwise acquires Securities and of the aggregate principal amount, or aggregate principal amount at maturity, as the case may be, of such Securities so repurchased or otherwise acquired.

SECTION 2.10 Temporary Securities.

        Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities as soon as practicable upon receipt of a written order of the Company in the form of an Officer's Certificate. The Officer's Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated.

        Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate as soon as practicable upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities. Holders of temporary Securities shall be entitled to the benefits of this Indenture.

SECTION 2.11 Cancellation.

        The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and at the written direction of the Company, dispose of and deliver evidence of such disposal of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12 Defaulted Interest.

        The Company shall pay interest on overdue principal from time to time on demand at the applicable rate of interest then borne by the Securities. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Securities.

        If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

        Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(ii) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13 CUSIP Number.

        The Company in issuing the Securities will use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14 Deposit of Moneys.

        Prior to 10:00 a.m., New York time, on each Interest Payment Date, Redemption Date, Payment Date and the Stated Maturity, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Payment Date or Stated Maturity, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Asset Sale Offer Payment Date or Stated Maturity, as the case may be; provided, however, with respect to the first seven scheduled interest payments due on the Senior Notes, the Pledged Securities held pursuant to the Pledge Agreement may satisfy the requirements of this Section 2.14.

SECTION 2.15 Book-Entry Provisions for Global Securities.

        (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Exhibit C.

        Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a beneficial holder of any Security.

        (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16; provided, however, that Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Physical Securities.

        (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount, or aggregate principal amount at maturity, as the case may be, of Physical Securities of authorized denominations.

        (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

        (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16 Registration of Transfers and Exchanges.

        (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar with a request:

                (i) to register the transfer of the Physical Securities; or

                (ii) to exchange such Physical Securities for an equal principal amount of Physical Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for Registration of transfer or exchange:

                        (I) shall be duly endorsed or accompanied by a written
                instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                        (II) in the case of Physical Securities the offer and
                sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                (A) if such Physical Security is being delivered to the Registrar by a Holder for Registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

                (B) if such Physical Security is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee letter of representation substantially in the form of Exhibit E hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                (D) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                (E) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

        (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security, the offer and sale of which has not been registered under the Securities Act, may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

                (A) certification, substantially in the form of Exhibit D hereto, that such Physical Security is being transferred
                        (I) to a QIB or (II) to an Institutional Accredited Investor and, with respect to (II), at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; and

                (B) written instructions directing the Registrar to make, or to direct the Depositary to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar shall cancel such Physical Security and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the principal amount of Securities represented by the applicable Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall, unless either of the events in the proviso to Section 2.15(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal amount.

        (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Upon receipt by the Registrar of written instructions, or such other instruction as is customary for the Depositary, from the Depositary or its nominee, requesting the Registration of transfer of an interest in a Global Security to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be transferred is not then outstanding, only the Global Security representing the interest being transferred), the Registrar shall cancel such Global Securities (or Global Security) and the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate new Global Securities of the types so canceled (or the type so canceled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Security of such type in principal amount equal to the principal amount of the interest requested to be transferred.

        (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

            (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security; provided, however, that prior to the Registration, a transferee that is a QIB or Institutional Accredited Investor may not exchange a beneficial interest in a Global Security for a Physical Security. Upon receipt by the Registrar of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person (subject to the previous sentence) having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

                (A) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                (B) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount, or aggregate principal amount at maturity, as the case may be, of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officer's Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Security in the appropriate principal amount.

            (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

        (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

        (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement

Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if,
(i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration); or (iii) the date of such transfer, exchange or replacement is two years after the later of (x) the Closing Date and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Securities (or any predecessor thereto).

        (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. Subject to the provisions of the Warrant Agreement, each Note and Warrant will trade as a Unit.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01 Notices to Trustee.

        If the Company wants to redeem Securities of one or both series pursuant to paragraph 7 or 8 of the Securities at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed, together with an Officer's Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02 Selection of Securities to Be Redeemed.

        If less than all of the Securities of one or both series are to be redeemed at any time, the Trustee will select Securities for redemption as follows:

                (1) if the Securities are listed, in compliance with the requirements of the principal national securities exchange on which the Securities are listed; or

                (2) if the Securities are not so listed, on a pro rata basis or by such method as the Trustee shall deem appropriate.

        No Securities of $1,000 or less in principal amount or Accreted Value shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder to be redeemed at its registered address. Notices of redemption may not be conditional.

        If any Security is to be redeemed in part only, the notice of redemption that relates to that Security shall state the portion of the principal amount or Accreted Value thereof to be redeemed. A new Security in principal amount or Accreted Value equal to the unredeemed portion of the original Security will be issued in the name of the Holder thereof upon cancellation of the original Security. Securities called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Securities or portions of them called for redemption.

SECTION 3.03 Notice of Redemption.

        At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address.

        Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP number thereon) and shall state:

                (1) the paragraph of the Securities pursuant to which the Securities are being redeemed;

                (2) the Redemption Date;

                (3) the redemption price;

                (4) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

                (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                (6) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

                (7) if any Security is being redeemed in part, the portion of the principal amount or Accreted Value of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount or Accreted Value equal to the unredeemed portion thereof will be issued.

        At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense; provided that the Company shall give notice of redemption to the Trustee at least 25 days before the date the notice of redemption is requested by the Company to be mailed to the Holders (unless a shorter notice period shall be agreed to by the Trustee in writing).

SECTION 3.04 Effect of Notice of Redemption.

        Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date. The Trustee or Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amount necessary to pay the redemption price of, and accrued and unpaid interest on, all Securities to be redeemed.

SECTION 3.05 Deposit of Redemption Price.

        Prior to 10:00 a.m., New York time, on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

        If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after an Interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the person in whose name such Security was registered at the close of business on such record date. Upon surrender of a Security for redemption in accordance with the notice given pursuant to Section 3.03 hereof, such Security shall be purchased by the Company at the redemption price, together with accrued and unpaid interest to the Redemption Date.

        If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections
2.12 and 4.01 with respect to any payment default.

SECTION 3.06 Securities Redeemed in Part.

        Upon surrender of a Security that is redeemed in part, the Company shall issue and, upon receipt of the Company's request, the Trustee shall as soon as practicable authenticate for the Holder a new Security equal in principal amount or Accreted Value, as the case may be, to the unredeemed portion of the Security surrendered.

SECTION 3.07 Optional Redemption.

            (a) At any time prior to April 15, 2003, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Senior Notes and/or up to 35% of the aggregate principal amount at maturity of the Senior Discount Notes originally issued under the Indenture at a redemption price (i) for the Senior Notes, of 112.50% (expressed as a percentage of principal amount), and (ii) for the Senior Discount Notes, of 114.50% (expressed as a percentage of Accreted Value on the Redemption Date), in either case plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), with the net cash proceeds of one or more Qualified Equity Offerings; provided that:

                (1) at least 65% of the aggregate principal amount of the Senior Notes and/or at least 65% of the aggregate principal amount at maturity of Senior Discount Notes issued on the Closing Date remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries); and

                (2) notice of such redemption must be given within 60 days after consummation of such Qualified Equity Offering.

            (b) Except as set forth in paragraph (a) of this Section 3.07, the Securities will not be redeemable at the Company's option prior to April 15, 2005. On or after April 15, 2005, the Company may redeem the Securities of one or both series, in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices set forth below plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment
Date), if redeemed during the twelve-month period beginning on April 15 of the years indicated below:


                                                                                                   SENIOR DISCOUNT NOTE
                                                                                                     REDEMPTION PRICE
                                                         SENIOR NOTE REDEMPTION PRICE                 (EXPRESSED AS
                                                         (EXPRESSED AS PERCENTAGES OF            PERCENTAGES OF PRINCIPAL
               YEAR                                           PRINCIPAL AMOUNT)                    AMOUNT AT MATURITY)
               ----                                      ----------------------------            ------------------------
               2005 .................................              106.250%                              107.250%
               2006 .................................              104.167%                              104.833%
               2007 .................................              102.083%                              102.417%
               2008 and thereafter ..................              100.000%                              100.000%


                                  ARTICLE FOUR

                                    COVENANTS


SECTION 4.01 Payment of Securities.

        The Company shall pay the principal of and interest, if any, on the Securities in the manner provided in the Securities and the Registration Rights Agreement. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Guarantor or any of their respective Affiliates) (i) holds on that date money designated for and sufficient to pay the installment in full and
(ii) is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture or the Notes.

        The Company shall pay cash interest on overdue principal at the same rate per annum borne by the applicable Securities. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the applicable Securities, to the extent lawful, as provided in Section 2.12.

SECTION 4.02 Maintenance of Office or Agency.

        The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02. The Company hereby initially designates the Trustee's corporate trust office at 61 Broadway, New York, New York 10006 as its office or agency in the Borough of Manhattan, The City of New York, for such purposes.

SECTION 4.03 Limitations on Transactions with Stockholders and Affiliates.

        (A) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

        (B) The foregoing limitation does not limit, and shall not apply to (i) transactions (a) approved by a majority of the Disinterested Directors or (b) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; or (v) any Restricted Payments not prohibited by Section 4.06. Notwithstanding the foregoing, any transaction covered by the first paragraph of this Section 4.03 and not covered by clauses (ii) through (v) of this paragraph,
(1) must be approved in the manner provided for in clause (i)(a) above and a certified Board Resolution to such effect delivered to the Trustee, if the aggregate amount of such transaction exceeds $2 million, and (2) must be determined fair in the manner provided for in clause (i)(b) above, if the aggregate amount of such transaction exceeds $10 million.

SECTION 4.04 Limitation on Indebtedness.

        (A) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes issued on the Closing Date and Indebtedness existing on the Closing Date); provided that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than 6 to 1.

        (B) Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following.

            (i) Indebtedness under one or more credit facilities in an aggregate principal amount not to exceed $300 million, less any amount of such Indebtedness permanently repaid as provided under the Section 4.05;

            (ii) Indebtedness owed (a) by a Restricted Subsidiary to the Company or (b) by the Company or a Restricted Subsidiary to any Restricted Subsidiary; provided that (1) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness shall be evidenced by a promissory note expressly subordinated to the Notes and any Guarantees and if any Restricted Subsidiary is the obligor on any such Indebtedness to the Company or a Guarantor such Indebtedness shall be evidenced by a promissory note which is unsubordinated except to secured Indebtedness permitted under the Indenture, and
(2) any event which results in any Restricted Subsidiary which is an obligor on such Indebtedness ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

            (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (i), (ii), (iv), (vi), (viii) or (x) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or the Guarantees shall only be permitted under this clause (iii) if (a) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or any Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or such Guarantees, (b) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes and the Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes and the Guarantees at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and the Guarantees and (c) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company or any Guarantor be refinanced by means of any Indebtedness of any Restricted Subsidiary that is not a Guarantor pursuant to this clause (iii);

            (iv) Indebtedness (a) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (b) under Currency Agreements and Interest Rate Agreements;

provided that such agreements (1) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (2) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or (c) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

            (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (a) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (b) deposited to defease the Notes as described below under Section 8.02;

            (vi) Guarantees of the Notes and guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the guarantee of such Indebtedness is permitted by and made in accordance with Section 4.21;

            (vii) Indebtedness (including guarantees of such indebtedness) Incurred to finance the cost (including the cost of design, development, site acquisition, construction, installation, integration or improvement) of equipment, inventory or telecommunications network assets acquired (including by way of Capital Lease and acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired) by the Company or any Restricted Subsidiary after the Closing Date;

            (viii) Indebtedness of the Company not to exceed, at any one time outstanding, two times Qualified Proceeds received by the Company to the extent such Qualified Proceeds have not been used pursuant to clause (C)(2) of the first paragraph of, or clauses (iii), (iv), (vii), (viii) or (ix) of the second paragraph, of Section 4.06 to make a Restricted Payment; provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes;

            (ix) Acquired Indebtedness of Restricted Subsidiaries of the Company to the extent that the Company could have Incurred such Indebtedness in accordance with the first paragraph of this covenant on the date such Indebtedness becomes Acquired Indebtedness of such Restricted Subsidiary; and

            (x) Indebtedness Incurred by the Company not otherwise permitted to be Incurred pursuant to clauses (i) through (ix) above, which together with all other Indebtedness Incurred pursuant to this clause (x), has an aggregate principal amount not in excess of $20 million at any time outstanding.

        (C) Notwithstanding any other provisions of this Section 4.04, (i) the Company and its domestic Restricted Subsidiaries may not Incur Indebtedness pursuant to paragraph (a) or clauses (i) through (x) of Section 4.04(B), if after giving effect to the Incurrence of such Indebtedness, the aggregate principal amount of Indebtedness of the Company and its domestic Restricted Subsidiaries would exceed the sum of (1) the product of $75.00 multiplied by Licensed Domestic POPS plus (2) the principal amount of Indebtedness

Incurred on or after the Closing Date, the proceeds of which are used to make Investments which constituted Permitted Investments pursuant to clause (viii) of the definition of "Permitted Investments" in an aggregate principal amount not to exceed $100 million (such sum being the "Aggregate Limitation"), provided that the Company and its domestic Restricted Subsidiaries may Incur Indebtedness pursuant to paragraph (a) or clauses (i) through (x) of Section 4.04(B) in excess of the Aggregate Limitation in an aggregate principal amount not to exceed the product of $10.00 multiplied by Licensed Domestic POPS, to the extent the payment of principal of, premium if any, interest and other payment obligations in respect of such Indebtedness is expressly subordinate to the prior payment in full in cash of the Notes or any Guarantee, as the case may be, and any other Indebtedness of the Company or its domestic Restricted Subsidiaries, as the case may be, permitted to be Incurred under the Indenture and designated by the Company or such Restricted Subsidiary as senior indebtedness; and (ii) Cricket Communications Holdings may not Incur any Indebtedness other than the Guarantee of the Notes and guarantees of (1) Indebtedness of Cricket Communications, Inc. and (2) Indebtedness of the Company to the extent the proceeds of such Indebtedness are contributed to Cricket Communications Holdings.

        (D) Notwithstanding any other provision of this Section 4.04, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.04 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

        (E) For purposes of determining any particular amount of Indebtedness under this Section 4.04, (i) guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (ii) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.17 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.04, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify and from time to time may reclassify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

SECTION 4.05 Limitation on Asset Sales.

            (A)(1) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of as evidenced by a Board Resolution filed with the Trustee, and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments, provided that the amount of any (a) liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that irrevocably releases the Company or such Restricted Subsidiary from further liability shall be deemed to be cash for purposes of this provision.

            (2) In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Trustee pursuant to Section 4.12), then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (a) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or any Guarantor or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (b) invest an equal amount, or the amount not so applied pursuant to clause (a) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.05. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such twelve-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

            (3) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.05 totals at least $10,000,000, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Senior Notes or Accreted Value of the Senior Discount Notes, plus, in each case, accrued interest (if any) to the Payment Date.

        On or before 10:00 a.m., New York time, on the Payment Date, the Company shall (i) accept for payment Securities or portions thereof validly tendered pursuant to the Offer to Purchase which are to be purchased in accordance with this Section 4.05, (ii) deposit with the Paying Agent United States Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officer's Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.05, the Trustee shall act as the Paying Agent.

        Any amounts remaining after the purchase of Securities pursuant to an Offer to Purchase shall be returned by the Trustee to the Company.

        The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.05, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.05 by virtue thereof.

SECTION 4.06 Limitation on Restricted Payments.

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

        (i) declare or pay any dividend or make any distribution on or with respect to the Company's or such Restricted Subsidiary's Capital Stock (other than (a) dividends or distributions payable solely in shares of the Company's or such Restricted Subsidiary's Capital Stock of the same class (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (b) pro rata dividends or distributions on Common Stock of any Restricted Subsidiary held by minority interest holders) held by Persons other than the Company or any of its Restricted Subsidiaries;

        (ii) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of (a) the Company or any Guarantor or any Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (b) a Restricted Subsidiary other than a Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company;

        (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or any Guarantee; or

        (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

                (A) a Default or Event of Default shall have occurred and be continuing, or would result from such Restricted Payment;

                (B) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal quarter period, the Company could not Incur at least $1.00 of Indebtedness pursuant to Section 4.04(A); or

                (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of:

                        (1) 50% of the aggregate amount of the Adjusted
                Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Trustee pursuant to Section 4.12; plus

                        (2) the aggregate Qualified Proceeds received by the
                Company (except to the extent such Qualified Proceeds are used to Incur Indebtedness pursuant to clause (viii) under Section 4.04(B) or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes); plus

                        (3) an amount equal to the net reduction in Investments
                (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

The foregoing provision shall not be violated by reason of:

                (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

                (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of Section 4.04(B);

                (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company other than to a Subsidiary of the Company;

                (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company or any Guarantor which is subordinated in right of payment to the Notes or the Guarantees in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Company (other than Disqualified Stock);

                (v) payments or distributions to dissenting stockholders that are not Affiliates of the Company or any of its Subsidiaries pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

                (vi) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company to the extent necessary in the good faith judgment of the Board of Directors of the Company, to prevent the loss or secure the renewal or reinstatement of any material license or franchise held by the Company or any Restricted Subsidiary from any governmental agency;

                (vii) the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company or Cricket Communications Holdings, or options to purchase such shares, held by directors, employees or former directors or employees of the Company or any Restricted Subsidiary (or their donees, trusts for their benefit or the benefit of their family members, their estates or beneficiaries under their estates) upon death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such shares of Capital Stock or options were issued; provided that the aggregate consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock or options after the Closing Date does not exceed (a) $2 million in any fiscal year or (b) $5 million in the aggregate, plus in the case of each of clause (a) and clause (b), the aggregate Net Cash Proceeds received by the Company from the issuance of Capital Stock to directors, employees or former directors or employees of the Company or any Restricted Subsidiary, provided that the amount of any such Net Cash Proceeds that are utilized for any such purchase, redemption, retirement or other acquisition shall be excluded from clause (C)(2) of the first paragraph of this Section 4.06;

                (viii) Investments in any Person that is primarily engaged in a business that is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investment; provided that the aggregate amount of such Investments (after taking into account the amount of all other Investments made pursuant to this subclause (viii)) does not exceed the sum of (a) $10,000,000 and (b) the amount of Qualified Proceeds received by the Company, except to the extent such Qualified Proceeds are used to Incur Indebtedness pursuant to clause (viii) under Section 4.04(B) or to make Restricted Payments pursuant to clause (C)(2) of the first paragraph, or clauses (iii), (iv) or (vii) of this paragraph, of this Section 4.06;

                (ix) Investments acquired in exchange for Capital Stock (other than Disqualified Capital Stock) of the Company;

                (x) the redemption by the Company of any of the Warrants pursuant to the mandatory disposition or redemption provisions thereof or any purchase of any fractional share of Common Stock (or other Capital Stock of the Company issuable upon exercise of the Warrants) in connection with an exercise of the Warrants;

                (xi) repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof;

                (xii) other Restricted Payments in an aggregate amount not to exceed $10 million; provided that, except in the case of clauses (i) and
        (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

        Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof, or an Investment referred to in clause (ix) thereof or repurchases of Capital Stock referred to in clause (xi) thereof), and the Qualified Proceeds from any issuance of Capital Stock referred to in clauses
(iii), (iv) and (viii), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.06 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Qualified Proceeds of such issuance shall be included in clause
(C) of the first paragraph of
this Section 4.06 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

        In making the computations required by this Section 4.06, (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from its books and records that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements which adjustments affect any of the financial data used to make the calculations with respect to such Restricted Payment.

SECTION 4.07 Compliance with Laws.

        The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.08 Payment of Taxes and Other Claims.

        The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.09 Notice of Defaults.

        Upon becoming aware of any Default or Event of Default, the Company shall promptly (and in any event within 5 Business Days) deliver an Officer's Certificate to the Trustee specifying the Default or Event of Default and what action the Company is proposing to take with respect thereto.

SECTION 4.10 Maintenance of Properties and Insurance.

        (a) Subject to Article Five, the Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order (other than ordinary wear and tear) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.10 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or the Restricted Subsidiary concerned, or of an Officer (or other agent employed by the Company or of any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary.

        (b) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions as, in the judgment of the Company, may be necessary.

SECTION 4.11 Compliance Certificate.

        The Company shall deliver to the Trustee within 90 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating that a review of the activities of the Company and its Restricted Subsidiary has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal year and is continuing. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.11 shall be for the fiscal year ending [December 31], 2000.

SECTION 4.12 Reports to Holders.

        The Company will furnish to each of the Holders of the Notes within the time period specified in the SEC's rules and regulations:

        (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on forms 10-Q and form 10-K as if the Company were required to file such financial information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and any consolidated Subsidiaries and, with respect to the annual information only, reports thereon by the Company's independent public accountants (which shall be firms of established national reputation) and

        (ii) all information that will be required to be filed with the SEC on form 8-K as if the Company were required to file such reports.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, or if any of the Company's Subsidiaries are not Guarantors, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its

Restricted Subsidiaries that are Guarantors separate from the financial condition and results of operations of the Subsidiaries that are not Guarantors and the Unrestricted Subsidiaries of the Company.

        In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (i) and (ii) of this Section 4.12 with the SEC for public availability within the time periods specified in the SEC rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request for as long as any Notes remain outstanding.

        The Company will also be required (a) to supply the Trustee and each Holder of Securities, or supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder of Securities promptly upon written request. In addition, the Company shall furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

SECTION 4.13 Waiver of Stay, Extension or Usury Laws.

        Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of and/or interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waive all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14 Repurchase of Notes upon a Change of Control.

        The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an offer to Purchase for all Notes then outstanding, at a purchase price in cash equal to 101% of the principal amount of the Senior Notes or Accreted Value of the Senior Discount Notes, plus accrued and unpaid interest (if any) to the Payment Date.

        On or before 10:00 a.m., New York time, on the Payment Date, the Company shall (i) accept for payment Securities or portions thereof validly tendered pursuant to the Offer to Purchase, (ii) deposit with the Paying Agent an amount equal to the purchase price in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Securities so accepted together with an Officer's Certificate stating the aggregate principal amount, or aggregate principal amount at maturity, as the case may be, of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so tendered the purchase price for such securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to such Holders new Securities equal in principal amount or principal amount at maturity to any unpurchased portion of the Securities surrendered, if any; provided that each such new security will be in a principal amount or principal amount at maturity of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to an Offer to Purchase.

        The provisions described above that require the Company to make an Offer to Purchase following a Change of Control will be applicable regardless of whether or not any other provisions of this Indenture are applicable.

SECTION 4.15 Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries.

        The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) Permitted Cricket Holdings Shares and Options; (iv) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, provided any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.06, if made on the date of such issuance or sale, or (iv) issuances and sales of Common Stock of any Restricted Subsidiary, provided that the Company or such Restricted Subsidiary applies the Net Cash Proceeds of any such sale in accordance with Section 4.05(A)(2)(a) or (A)(2)(b).

SECTION 4.16 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

        (a) The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

        (b) The foregoing provisions shall not restrict any encumbrances or restrictions:

                (i) existing on the Closing Date in this Indenture, the Pledge Agreement or any other agreements in effect on the Closing Date, and any amendments, extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                (ii) existing under or by reason of applicable law;

                (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

                (iv) in the case of Section 4.16(a)(iv), (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (c) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

                (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

                (vi) contained in the terms of any Indebtedness of a Restricted Subsidiary, or any agreement pursuant to which such Indebtedness was issued, if the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, if the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company) and if the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes.

        Nothing contained in this Section 4.16 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any liens otherwise permitted in Section 4.17 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

        SECTION 4.17 Limitation on Liens.

        The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and the Guarantees and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior
to) the obligation or liability secured by such Lien.

        The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is permitted to be Incurred under clause (i) of Section 4.04(B); (v) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of Section 4.04(B); provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (vi) Liens on the Capital Stock of, or any property or assets of, a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary (or obligations in respect thereof) or Indebtedness of any Restricted Subsidiary guaranteed by such Restricted Subsidiary permitted under Section 4.04; or (vii) Permitted Liens.

        Notwithstanding the foregoing, the Company will not create, incur or suffer to exist any Lien on the capital stock of Cricket Communications Holdings.

        In the event that the Lien the existence of which gives rise to a Lien securing the Note or a Subsidiary Guarantee pursuant to the provisions of this covenant ceases to exist, the Lien securing the Notes or such Subsidiary Guarantee required by this covenant shall automatically be released and the Trustee shall execute appropriate documentation.

SECTION 4.18 Corporate Existence.

        Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory) of the Company and each of its Restricted Subsidiaries.

SECTION 4.19 Limitation on Sale-Leaseback Transactions.

        The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

        The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Company or such Restricted Subsidiary, within twelve months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with Section 4.05(A)(2)(a) or (A)(2)(b).

SECTION 4.20 Designation of Restricted Subsidiaries and Unrestricted
Subsidiaries.

        The Board of Directors of the Company may designate any Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default to be continuing immediately after such designation. If a Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph Section 4.06 or reduce the amount available for future Investments under one or more clauses of the definition of "Permitted Investments" in Section 1.01. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an "Unrestricted Subsidiary" as described in
Section 1.01. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default to be continuing immediately after such designation.

SECTION 4.21 Limitation on Issuances of Guarantees by Restricted Subsidiaries.

        The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee any Indebtedness of the Company or any Guarantor ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary (a) is a Guarantor or (b) simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; provided that this paragraph shall not be applicable to (a) any guarantee by a Restricted Subsidiary existing on the Closing Date or in respect of Indebtedness Incurred pursuant to clause (i) or (vii) of Section 4.04(B) or (b) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (1) pari passu with the Notes or any Guaranty, then the guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Guarantee or (2) subordinated to the Notes or any Guaranty, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

        Notwithstanding the foregoing, any Guarantee executed by a Restricted Subsidiary pursuant to this provision shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee.

SECTION 4.22 Additional Holding Companies.

        The Company shall not create any subsidiary which directly or indirectly owns (i) Capital Stock of Cricket Communications Holdings or (ii) Capital Stock of Cricket Communications, Inc., other than Cricket Communications Holdings.



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

SECTION 4.23 Future Subsidiary Guarantors.

        The Company will cause each domestic Restricted Subsidiary other than any direct or indirect Subsidiary of Cricket Communications Holdings or any License Subsidiary to execute and deliver a Guarantee and a supplemental indenture substantially in the form of Exhibit F pursuant to which each such Subsidiary will, jointly and severally, Guarantee irrevocably and unconditionally all principal, premium, if any, and interest on the Notes on an unsecured basis. In connection with the delivery of the supplemental indenture referenced above, the Company shall deliver an Officer's Certificate substantially in the form of Exhibit G attached hereto.

                                  ARTICLE FIVE

                CONSOLIDATIONS MERGER AND ASSET SALES; SUCCESSORS

SECTION 5.01 Consolidation Merger, and Sale of Assets.

        (A) The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the surviving or continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture; (ii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction, provided that this clause (iii) shall only apply to a sale of less than all of the assets of the Company; (iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness pursuant to Section 4.04(A); provided that this clause (iv) shall not apply to a consolidation or merger or sale of all (but not less than all) of the assets of the Company if all Liens and Indebtedness of the Company or any Person becoming the successor obligor on the Notes, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to such transaction, shall be deemed to have been Incurred) for all purposes of the Indenture; (v) if the Company is not the surviving or continuing Person, each Guarantor shall have delivered a written instrument in form satisfactory to the Trustee confirming its Guarantee; and (vi) the Company delivers to the Trustee an Officer's Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided, further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        (B) The Company will not permit any Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions described in Section 4.05 to, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other Person (other than a Guarantor which is a Wholly Owned Restricted Subsidiary) or
(ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets, unless: (a) the Guarantor shall be the surviving or continuing Person, or the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or that acquired or leased such property and assets of the Guarantor shall be organized under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Guarantor's obligations under the Indenture; (b) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (c) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming a successor obligor on the Notes, as the case may be, could Incur at least $1.00 of additional Indebtedness pursuant to Section 4.04(A); and (d) the Company shall have delivered to the Trustee an Officer's Certificate (attaching the arithmetic computations to demonstrate compliance with clause (c)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

SECTION 5.02 Successor Substituted.

        Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such surviving entity had been named as such.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01 Events of Default.

        Each of the following is an Event of Default:

                (i) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

                (ii) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; provided that a failure to make any of the first seven scheduled interest payments on the Senior Notes on the applicable Interest Payment Date will constitute an Event of Default if such default continues for a period of three days;

                (iii) failure by the Company or any Guarantor to comply with the provisions of the Indenture relating to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with Section 4.05 or Section 4.14;

                (iv) the Company or any Restricted Subsidiary fails to perform or breaches any other covenant or agreement of the Company in the Indenture, in the Notes or in the Pledge Agreement (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Senior Notes or the Holders of 25% or more of the aggregate principal amount at maturity of the Senior Discount Notes, as the case may be;

                (v) there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (1) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (2) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

                (vi) any final judgment or order (not covered by insurance) for the payment of money in excess of $5 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                (vii) a court having jurisdiction in the premises enters a decree or order for (1) relief in respect of the Company or any Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,
        (2) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or (3) the winding up or liquidation of the affairs of the Company or any Restricted Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

                (viii) the Company or any Restricted Subsidiary (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in elect, or consents to the entry of an order for relief in an involuntary case under any such law, (2) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Restricted Subsidiary or (3) effects any general assignment for the benefit of creditors;

                (ix) the Pledge Agreement shall cease to be in full force and effect or enforceable in accordance with its terms, other than in accordance with its terms;

                (x) except upon the release of any Guarantee in accordance with the Indenture, (1) any Guarantee ceases to be in full force and effect or is declared null and void or (2) any Guarantor denies that it has any further liability under the Guarantee or gives notice to that effect; or

                (xi) there shall have occurred any loss, suspension, revocation or non-renewal of the wireless licenses of the Company and its Restricted Subsidiaries covering 50% or more of the total potential customers covered by all of the wireless licenses of the Company and its Restricted Subsidiaries.

SECTION 6.02 Acceleration.

        If an Event of Default (other than an Event of Default specified in Section 6.01(vii) or (viii) above that occurs with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Notes or the Holders of at least 25% in aggregate principal amount at maturity of the Senior Discount Notes, as the case may be, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of all outstanding Senior Notes or the Accreted Value of all outstanding Senior Discount Notes, as the case may be, together with premium, if any, and all accrued and unpaid interest thereon to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.01(v) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.01(v) shall be remedied or cured by the Company or the relevant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

        If an Event of Default specified in Section 6.01(vii) or (viii) above occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        At any time after declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Senior Notes or the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Senior Discount Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.



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

SECTION 6.03 Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04 Waiver of Past Default.

        The Holders of a majority in aggregate principal amount of the Securities or the Holders of a majority in aggregate principal amount at maturity of the Securities, as the case may be, then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Securities.

SECTION 6.05 Control by Majority.

        The Holders of at least a majority in aggregate principal amount of the outstanding Senior Notes or Holders of at least a majority in aggregate principal amount at maturity of the outstanding Senior Discount Notes, as the case may be, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may result in the incurrence of liability by the Trustee, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

        A Holder may not pursue any remedy unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Senior Notes or the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Senior Discount Notes, as the case may be, make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv ) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Senior Notes or the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Senior Discount Notes, as the case may be, do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

SECTION 6.06 Limitation on Suits.

        A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

                (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

                (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Senior Notes or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Senior Discount Notes, as the case may be, make a written request to the Trustee to pursue a remedy;

                (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

        A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07 Rights of Holders to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any or interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08 Collection Suit by Trustee.

        If an Event of Default in payment of principal or interest specified in
Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 Trustee May File Proofs of Claim.

        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Securities, their respective creditors or their respective property and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities.

        (A) If the Trustee collects any money or property pursuant to this Article Six (except as provided for in Section 6.10(B)), it shall pay out the money or property in the following order:

                First: to the Trustee for amounts due under Section 7.07;

                Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                Third: to the Company.

                (B) If an Event of Default has occurred under this Article 6 and is continuing and the Senior Notes have been accelerated, the Trustee shall apply the funds in the Pledge Account in the following order:

                First: to the Trustee for amounts due under Section 7.07;

                Second: to Holders for amounts due and unpaid on the Senior Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for interest; and

                Third: to Holders for amounts due and unpaid on the Senior Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal.

                (C) The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11 Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Senior Notes or the Holders of at least 10% in aggregate principal amount at maturity of the outstanding Senior Discount Notes, as the case may be, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Securities on or after the respective due dates expressed in the Security.

SECTION 6.12 Notice of Defaults.

        The Company shall deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company shall also deliver promptly to the Trustee a statement specifying such Default or Event of Default.

                                 ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01 Duties of Trustee.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

        (b) Except during the continuance of an Event of Default:

                (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

        (c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 or 6.05.

        (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), (e) and (f) of this Section 7.01 and Section 7.02.



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

        (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense that might be incurred by the Trustee in compliance with such request, order or direction.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02 Certain Rights of Trustee.

        (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document, certificate, opinion, report, notice, request, direction, order, note or other evidence of indebtedness, whether in its original or facsimile form, believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice or opinion of such counsel with respect to legal matters relating in any way to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

        (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct or gross negligence.

        (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

        (f) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Four hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(i), 6.01(ii) and 4.01 or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture or obtained actual knowledge.

        (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

        (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

        (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

        (j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03 Individual Rights of Trustee.

        The Trustee may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture. In addition, if the Trustee has any conflicting interest within the meaning of Section 310 of the TIA it must eliminate such conflict within 90 days, or resign. Any Agent may do the same with like rights and duties.

SECTION 7.04 Trustee's Disclaimer.

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Pledge Agreement or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05 Notice of Defaults.

        If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of Securities a notice of the Default or Event of Default within 60 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

SECTION 7.06 Reports by Trustee to Holders of the Securities.

        As promptly as practicable after each May 15th beginning with the May 15th following the date of the Indenture and for so long as the Securities remain outstanding, and in any event prior to July 15 of



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

each year, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

        A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee whenever the Securities become listed on any stock exchange or delisted therefrom.

SECTION 7.07 Compensation and Indemnity.

        The Company shall pay to the Trustee such reasonable compensation, as the Company and the Trustee shall from time to time agree in writing, for its acceptance of this Indenture and its performance of services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Except as otherwise provided herein, in addition to compensating the Trustee for its services, the Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it in accordance with any provision of this Indenture (except any such expenses as may be attributable to the Trustee's negligence or bad faith). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company and the Guarantor jointly and severally shall indemnify each of the Trustee, any predecessor Trustee and its agents, employees, officers, directors and shareholders for and hold the same harmless against, any and all losses, liabilities or expenses (including, without limitation, reasonable attorneys' fees and expenses and taxes other than taxes based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel reasonably acceptable to the Trustee, and the Trustee shall cooperate in the defense at the Company's expense. The Trustee may have separate counsel of its selection and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own negligence or bad faith. In addition, the Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        The obligations of the Company and the Guarantor under this Section 7.07 shall survive the resignation or removal of the Trustee and/or the satisfaction and discharge or termination of this Indenture.

        To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust, pursuant to the Pledge Agreement or otherwise, to pay principal and interest on particular Securities. Such Lien shall survive resignation or removal of the Trustee and/or the satisfaction and discharge or termination of this Indenture.



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

        When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(iv) hereof, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under the Bankruptcy Law.

        The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08 Replacement of Trustee.

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

        The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders constituting a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

        (a) the Trustee fails to comply with Section 7.10 hereof;

        (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

        (c) a receiver or other public officer takes charge of the Trustee or its property; or

        (d) the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Securities may, at the expense of the Company, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, the Holders owning at least 10% in aggregate principal amount of the then outstanding Senior Notes or the Holders owning at least 10% in aggregate principal amount at maturity of the then outstanding Senior Discount Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee, after written request by any Holder of a Security who has been a Holder of a Security for at least six months, fails to comply with
Section 7.10, such Holder of a Security may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all



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

sums owing to the Trustee (including its agents and counsel) hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.
Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger, Etc.

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

SECTION 7.10 Eligibility; Disqualification.

        The Trustee shall at all times satisfy the requirements and comply with Sections 310(a) and (b) of the TIA. Each successor Trustee shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by Federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition, subject to supervision or examination by Federal or state authority; provided, however, that if Section 310(a) of the TIA or the rules and regulations of the Commission under the TIA at any time permit a corporation organized and doing business under the laws of any other jurisdiction to serve as trustee of an indenture qualified under the TIA, this
Section 7.10 shall be automatically deemed amended to permit a corporation organized and doing business under the laws of any such jurisdiction to serve as Trustee hereunder. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company may serve as Trustee. If at any time the Trustee with respect to any series of Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 7.11 Preferential Collection of Claims Against Company.

        The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to and comply with TIA Section 311 to the extent required thereby.

                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01 Termination of the Company's Obligations.

        (A) The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in Section 8.01(B), if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment United States Legal Tender or non-callable U.S. Government Obligations, or a combination thereof, has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

        (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Securities have otherwise become due and payable hereunder;

        (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, United States Legal Tender or non-callable U.S. Government Obligations, or a combination thereof, in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal and interest on the outstanding Securities to maturity or redemption, as well as the Trustee's fees and expenses; provided that the Trustee shall have been irrevocably instructed to apply such United States Legal Tender to the payment of said principal and interest with respect to the Securities; provided, further, that no deposits made pursuant to this Section 8.01(A)(b) shall cause the Trustee to have a conflicting interest as defined in and for the purposes of the TIA; and provided, further, that, as confirmed by an Opinion of Counsel, no such deposit shall result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

        (c) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which the Company is a party or by which it is bound (other than a Default or Event of Default resulting from the Incurrence of Indebtedness, all or a portion of which will be used to defease the Securities concurrently with such incurrence);

        (d) the Company shall have paid all other sums payable by it hereunder; and

        (e) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under any agreement or instrument then known to such counsel that binds or affects the Company.

        Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.04, 8.05 and 8.06 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

        After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.



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

        (B) The Company may not discharge any of its obligations with regard to outstanding Securities or discharge any of the obligations of the Guarantors with regard to the Subsidiary Guarantees that relate to:

        (a) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust referred to below;

        (b) the Company's obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

        (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

        (d) the Legal Defeasance obligations contained in this Article Eight.

SECTION 8.02 Legal Defeasance and Covenant Defeasance.

        (a) The Company may, at its option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.03.

        (b) Upon exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and, if it so selects, each of the Guarantors, shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

                (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due;

                (ii) the Company's obligations with respect to such Securities under Article Two and Section 4.02 hereof;

                (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

                (iv) this Article Eight.

Subject to compliance with this Article Eight, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.



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

        (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.03 through 4.06, inclusive, Sections 4.15 through 4.17, inclusive, Sections 4.21, 4.22 and 4.23, and Sections 5.01(A)(iii) and (iv) hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(iii) and (iv) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Sections 6.01(v) and 6.01(vi) shall not constitute Events of Default.

SECTION 8.03 Conditions to Legal Defeasance or Covenant Defeasance.

        The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) hereof to the outstanding Securities:

        In order to exercise either Legal Defeasance or Covenant Defeasance:

        (a) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes; provided the Company and the Guarantors will be deemed to have paid and will be discharged from any and all obligations in respect of the Senior Notes and/or the Senior Discount Notes on the 123rd day after the deposit referred to in this Section 8.03(a);

        (b) in the case of Legal Defeasance, the Company has delivered to the Trustee (1) either (i) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.03 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (ii) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit (except with respect to any trust funds for the account of any Holder who may be deemed an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit); the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;



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

        (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit (except with respect to any trust funds for the account of any Holder who may be deemed an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit); the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law and
(ii) Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred

        (d) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; and

        (e) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

        Notwithstanding the foregoing, the Opinion of Counsel required by clause
(b) above with respect to a Legal Defeasance need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company.

SECTION 8.04 Application of Trust Money.

        The Trustee or Paying Agent shall hold in trust United States Legal Tender or U.S. Government Obligations deposited with it pursuant to this Indenture, and shall apply the deposited United States Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest, if any, on the Securities. The Trustee shall be under no obligation to invest said United States Legal Tender or U.S. Government Obligations except as it may agree with the Company.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

        Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any United States Legal Tender or U.S. Government Obligations held by it as provided in Section 8.03 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.



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

SECTION 8.05 Repayment to Company.

        Subject to this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess United States Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest (other than money held by the Trustee pursuant to the Pledge Agreement) that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06 Reinstatement.

        If the Trustee or Paying Agent is unable to apply any United States Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such United States Legal Tender or U.S. Government Obligations in accordance with this Article Eight; provided that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the United States Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01 In General.

        Except as provided in Sections 9.02, 9.03 and 9.04, this Indenture or the Securities may be amended, supplemented or otherwise modified with the consent of the Company and the Holders of at least a majority in aggregate principal amount of the outstanding Senior Notes or the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Senior Discount Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in aggregate principal amount of the outstanding Senior Notes or the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Senior Discount Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes.)



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

SECTION 9.02 Without Consent of Holders.

        The Company and each Guarantor, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend, supplement, waive or otherwise modify provisions of this Indenture, the Securities or the Guarantees without notice to or consent of any Holder:

        (a) to cure any ambiguity, to correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provisions in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such actions taken pursuant to this clause (a) do not, in the opinion of the Trustee, adversely affect the interests of the Holders in any material respect;

        (b) to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or any Guarantor in this Indenture and in the Securities in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

        (c) to add to the covenants of the Company or any Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor or to make any change that does not adversely affect the legal rights under the Indenture of any such Holder;

        (d) to provide for uncertificated Securities in addition to or in place of the certificated Securities;

        (e) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

        (f) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the TIA;

        (g) to release any Guarantor from its Guarantee (including in connection with a sale of all of the Capital Stock or all or substantially all of the assets of such Guarantor) pursuant to the requirements of Section 10.05 or to add a Guarantor pursuant to the requirements of Section 4.23; or

        (h) to provide for the issuance of Securities subsequent to the Closing Date pursuant to Section 2.02;

        provided, however, that the Company deliver to the Trustee an Opinion of Counsel stating that such amendment or supplement does not adversely affect the rights of any Holder and otherwise complies with the provisions of this Section 9.02.

        In formulating its opinion on the matters in clause (a), the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

SECTION 9.03 With Majority Consent of Holders.

        Subject to Sections 6.07 and 9.01, the Company and each Guarantor, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture,



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

the Pledge Agreement or the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Securities), or waive any existing default or compliance with any provision hereof or thereof, with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Senior Notes or the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Senior Discount Notes, as the case may be (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities); provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby:

        (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note,

        (ii) reduce the principal of, or premium, if any, or interest on, any Note,

        (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note,

        (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

        (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture,

        (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes or

        (vii) reduce the percentage or aggregate principal amount of outstanding Senior Notes or aggregate principal amount at maturity of the outstanding Senior Discount Notes, the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

        It shall not be necessary for the consent of the Holders under this
Section 9.03 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.03 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.04 Compliance with Trust Indenture Act.

        Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.05 Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security



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that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

        After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through (vii) of Section 9.03. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.06 Notation on or Exchange of Securities.

        If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.07 Trustee to Sign Amendments, etc.

        The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and each Guarantor, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.



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                                  ARTICLE TEN

                                    GUARANTEE

SECTION 10.01 Unconditional Guarantee.

        Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees on an unsecured basis to each Holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, premium, if any, and interest on any overdue interest on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 10.03. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or a Guarantor, any amount paid by the Company or a Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall become due and payable by such Guarantor for the purpose of the Guarantee.

SECTION 10.02 Severability.

        In case any provision of this Article Ten shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.03 Limitation of Guarantor's Liability.

        Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the Guarantee does not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving



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

effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of such Guarantor in respect of the obligations of such Guarantor pursuant to
Section 10.04, result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

SECTION 10.04 Execution of Guarantee.

        Each Guarantor hereby agrees to execute a guarantee to be endorsed on and made a part of each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a guarantee. Each such guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such guarantee on behalf of such Guarantor. Such signature upon the guarantee may be a manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the guarantee, and in case such officer who shall have signed the guarantee shall cease to be such officer before the Security on which such guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the guarantee had not ceased to be such officer of such Guarantor.

SECTION 10.05 Release of Guarantor from Subsidiary Guarantee.

        If no Event of Default has occurred and is continuing, concurrently with any sale or disposition of all of the Capital Stock of any Guarantor or all or substantially all of the assets of any Guarantor to any Person that is not an Affiliate of the Company, which sale or disposition is in compliance with
Section 4.05, or upon the designation of any Guarantor as an Unrestricted Subsidiary in accordance with Section 4.20, such Guarantor will automatically and unconditionally be released from all obligations under its Guarantee.

                                 ARTICLE ELEVEN

                                    SECURITY

SECTION 11.01 Pledge Agreement.

        The Trustee will establish the Pledge Account on or before the Closing Date in connection with the issuance of the Senior Notes. On the Closing Date, the Company will deposit in the Pledge Account, for the benefit of the Holders of the Senior Notes, an amount from the net proceeds of the offering of the Senior Notes sufficient to acquire Pledged Securities in an amount as will be sufficient upon receipt of scheduled interest and principal payments on such Pledged Securities to provide payment in full when due of the first seven scheduled interest payments due on the Senior Notes. The Pledged Securities will be acquired and deposited in the Pledge Account on the Closing Date.

        All amounts deposited in the Pledge Account and the Pledged Securities will be pledged by the Company to the Trustee for the benefit of the Holders of the Senior Notes pursuant to the Pledge Agreement. Pursuant to the Pledge Agreement, immediately prior to an Interest Payment Date for the Senior Notes, the Company may either deposit with the Trustee from funds otherwise available to the Company cash sufficient to pay the interest scheduled to be paid on such date or the Company may direct the Trustee to



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release from the Pledge Account proceeds sufficient to pay interest then due on the Senior Notes. In the event the Company exercises the former option, the Company may direct the Trustee to release a like amount of proceeds from the Pledge Account. The Pledged Securities and Pledge Account also secure the repayment of the principal amount and premium on the Senior Notes.

        Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Securities) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Pledge Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company will do or cause to be done all such acts and things as may be necessary or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the Pledged Securities contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Senior Notes secured by the Pledge Agreement, according to the intent and purposes herein expressed. The Company shall take, or shall cause to be taken, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain (to the maximum extent permitted by law), as security for the obligations of the Company under this Indenture and the Senior Notes, valid and enforceable first priority liens in and on all the Pledged Securities, in favor of the Trustee, superior to and prior to the rights of third persons and subject to no other Liens.

        The release of any Pledged Securities pursuant to the Pledge Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Securities are released pursuant to this Indenture and the Pledge Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefore of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be selected by the Company.

        The Company shall cause TIA Section 314(b), relating to opinions of counsel regarding the Lien under the Pledge Agreement, to be complied with. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments.

        The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Pledge Agreement and
(ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Securities (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01 Trust Indenture Act Controls.

        This Indenture is subject to the provisions of the TIA that are required to be a part of any indenture subject to the TIA. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

        The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 12.02 Notices.

        Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

        if to the Company and the Guarantors:

        Leap Wireless International, Inc.
        10307 Pacific Center Court
        San Diego, California  92121

        Attention:     James E. Hoffmann
                       Thomas D. Willardson

        Facsimile:     (858) 882-6010
        Telephone:     (858) 882-6000

        with copies to:

        Latham & Watkins
        701 "B" Street, Suite 2100
        San Diego, CA 92101

        Attention:     Barry M. Clarkson

        Facsimile:     (619) 236-1234
        Telephone:     (619) 696-7419

        Latham & Watkins
        885 Third Avenue
        New York, New York 10022

        Attention:     Peter M. Labonski

        Facsimile:     (212) 751-4864
        Telephone:     (212) 906-1200

        if to the Trustee:

        State Street Bank and Trust Company
        Goodwin Square
        225 Asylum Street, 23rd Floor
        Hartford, CT 06103

        Attention:  Michael M. Hopkins
        Facsimile:  (860) 244-1889
        Telephone:  (860) 244-1820

        with copies to:

        Brown Rudnick Freed & Gesmer, P.C.
        City Place I
        Hartford, Connecticut  06103-3402

        Attention:     James E. Rosenbluth

        Facsimile:     (860) 509-6501
        Telephone:     (860) 509-6500

        Each party by notice to the others may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed, first-class, postage prepaid, to a Holder, including any notice delivered in connection with TIA ss. 310(b), TIA ss. 313(c), TIA ss. 314(a) and TIA ss. 315(b), shall be mailed to such Holder at the address as set forth on the list maintained pursuant to Section 2.05 and shall be sufficientlY given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA ss. 313(c).

        Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03 Communications by Holders with Other Holders.

        Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 12.04 Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture after the date hereof, the Company shall furnish to the Trustee at the request of the Trustee:

                (1) an Officer's Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, and such other opinions as the Trustee may reasonably require.

SECTION 12.05 Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

SECTION 12.06 Rules by Trustee, Paying Agent, Registrar.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07 Governing Law.

        This Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 12.08 No Recourse Against Others.

        No director, officer, employee, stockholder or member of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture, the Pledge Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

SECTION 12.09 Successors.

        All agreements of a party to this Indenture contained in this Indenture shall bind such party's successors.

SECTION 12.10 Counterpart Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.11 Severability.

        In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 12.12 No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret another indenture, loan or debt agreement. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.13 Legal Holidays.

        If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.


        SECTION 12.14 No Personal Liability of Incorporators, Stockholders, Officers, Directors, Officers, Employees and Stockholders.

        No incorporate, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof, shall have any liability for any obligations of the Company or the Guarantors under the Securities, the Indenture, the Pledge Agreement, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.



      [Remainder of page intentionally left blank; signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


                                        [ADDITIONAL GUARANTORS]


                                        COMPANY:

                                        LEAP WIRELESS INTERNATIONAL, INC.

                                        By: /s/ James E. Hoffmann
                                            -----------------------------------
                                            Name:  James E. Hoffmann
                                            Title:  Sr. Vice President



                                        GUARANTOR:


                                        CRICKET COMMUNICATIONS HOLDINGS, INC.


                                        By:  /s/ James E. Hoffmann
                                            -----------------------------------
                                            Name:  James E. Hoffmann
                                            Title:  Assistant Secretary



                                        TRUSTEE:


                                        STATE STREET BANK AND TRUST COMPANY


                                        By:  /s/ Elizabeth C. Hammer
                                            -----------------------------------
                                            Name:  Elizabeth C. Hammer
                                            Title:  Vice President



                                    Exh. F-3

                                                                       EXHIBIT A


                           [FORM OF SERIES A SECURITY]


        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE
HOLDER:

                (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
        (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

                (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO LEAP OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO LEAP THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) TO A PERSON OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,
        (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND

                (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

        IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND LEAP SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS



                                    Exh A-1

EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

        AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE [INDENTURE/WARRANT AGREEMENT] CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.





                                    Exh. A-2

                        LEAP WIRELESS INTERNATIONAL, INC.
                              [12 1/2% Senior Note
                               due 2010, Series A]

                          [14 1/2% Senior Discount Note
                               due 2010, Series A]



                                                       CUSIP Number: __________

No.  _____                                                          $__________




        LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation (the "Company", which term includes any successor), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of ____________________ ($____________), on __________ __, 2010.

        Interest Payment Dates: April 15 and October 15, commencing on [April 15, 2000]* [October 15, 2005].**

        Interest Record Dates: April 1 and October 1.

        Reference is made to the further provisions of this Security contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.



-----------------------

* Insert for Senior Note.
** Insert for Senior Discount Note.




                                    Exh. A-3

                              (REVERSE OF SECURITY)


                        LEAP WIRELESS INTERNATIONAL, INC.



                              [12 1/2% Senior Note
                               due 2010, Series A]

                          [14 1/2% Senior Discount Note
                               due 2010, Series A]



1.      Interest.

        [The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 23, 2000. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing April 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.]*

        [This Security will accrete (representing the amortization of original issue discount) on a semiannual bond equivalent basis using a 360-day year comprised of twelve 30-day months such that the Accreted Value shall be equal to the full principal amount at maturity of the Security on April 15, 2005 (the "Full Accretion Date"). No interest is payable in cash on the Security prior to the Full Accretion Date, other than interest payable as a result of an increase in interest as provided for in the Registration Rights Agreement. Beginning on the Full Accretion Date, the Security will accrue interest at the rate per annum shown above from the Full Accretion Date or from the most recent Interest Payment Date to which interest has been paid. The Company will pay interest semi-annually in arrears on each Interest Payment Date.]**

        In addition, the Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by this Security.

        The Securities are not entitled to the benefit of any mandatory sinking fund.

2.      Method of Payment.

        The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. If a Holder has given wire instructions to the Company, the Company will




-----------------------

* Insert for Senior Note.
** Insert for Senior Discount Note.


                                    Exh. A-4
make all principal, premium, if any, and interest payments on such Securities in accordance with such instructions. All other principal of, premium, if any, and interest on the Securities will be payable, and the Securities may be exchanged or transferred, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Trustee at 61 Broadway, New York, New York 10006); provided that, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses as they appear in the Security Register. The Company shall pay principal and interest in United States Legal Tender (as defined in the Indenture referred to below).

3.      Paying Agent and Registrar.

        Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as Registrar.

4.      Indenture.

        The Company issued the Securities under an Indenture, dated as of February 23, 2000 (the "Indenture"), by and among the Company, the Guarantor and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as its [12 1/2% Senior Notes]* [14 1/2% Senior Discount Notes]** due 2010 issued under the Indenture. [The aggregate principal amount of Senior Notes which may be issued under the Indenture is initially limited (except as otherwise provided in the Indenture) to $225 million in one or more series]* [the aggregate principal amount at maturity of Senior Discount Notes which may be issued under the Indenture is initially limited (except as otherwise provided in the Indenture) to $668 million in one or more series]**; provided that the aggregate principal amount of Senior Notes on the Closing Date shall not exceed $225 million and the aggregate principal amount at maturity of Senior Discount Notes on the Closing Date shall not exceed $668 million. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them.

5.      Ranking.

        The Securities are senior, unsecured [except to the extent described herein]* obligations of the Company and will rank equally in right of payment with all of our existing and future unsecured indebtedness and will be senior in right of payment to all future subordinated indebtedness of the Company. [On the Closing Date, the Company will deposit in the Pledge Account an amount from the net proceeds of the offering sufficient to acquire Pledged Securities in an amount sufficient to provide payment in full when due of the first seven scheduled interest payments due on the Senior Notes.]*




-----------------------

* Insert for Senior Note.
** Insert for Senior Discount Note.




                                    Exh. A-5

6.      Guarantee.

        The obligations of the Company hereunder are guaranteed on a senior unsecured basis by the Guarantors.

7.      Optional Redemption.

        The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after April 15, 2005, upon not less than 30 nor more than 60 days' notice, at the following redemption prices [(expressed as percentages of the principal amount thereof)]* [(expressed as percentages of principal amount at maturity)]* if redeemed during the twelve-month period commencing on April 15, of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:


              [YEAR                                      REDEMPTION PRICE
              -----                                      ----------------
              2005 ........................................   106.250%
              2006 ........................................   104.167%
              2007 ........................................   102.083%
              2008 and thereafter .........................   100.000%,]*
                                                              =======


              [YEAR                                        REDEMPTION PRICE
              -----                                        ----------------
              2005 ........................................   107.250%
              2006 ........................................   104.833%
              2007 ........................................   102.417%
              2008 and thereafter .........................   100.000%,]**
                                                              =======


8.      Optional Redemption upon Qualified Equity Offerings.

        At any time, or from time to time, on or prior to April 15, 2003, the Company may, at its option, use the net cash proceeds of one or more Qualified Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount [at maturity]** of Securities originally issued, at a redemption price [(expressed as a percentage of principal amount)] * [(expressed as a percentage of Accreted Value on the Redemption Date)] ** equal to [112.50%]* [114.50%]** plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Interest Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); provided that at least 65% of the initial





-----------------------

* Insert for Senior Note.
** Insert for Senior Discount Note.


                                    Exh. A-6
aggregate principal amount [(expressed as a percentage of principal amount)]* [(expressed as a percentage of Accreted Value on the Redemption Date)]** of Securities originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Qualified Equity Offering, the Company shall give such notice of redemption to the Holders not more than 60 days after the consummation of any such Qualified Equity Offering.

        As used in the preceding paragraph, "Qualified Equity Offering" means an underwritten primary public offering or private placement of Capital Stock (other than Disqualified Stock) of the Company resulting in aggregate Net Cash proceeds to the Company of $50 million or more; provided, however, that no public offering or private placement consummated on, or within 180 days after, the Closing Date shall constitute a Qualified Equity Offering.

9.      Selection and Notice of Redemption.

        In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no Securities in [principal amount]* [Accreted Value]** of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Qualified Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the [principal amount]* [Accreted Value]** thereof to be redeemed. A new Security in a [principal amount]* [Accreted Value]** equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

10.     Change of Control Offer.

        Following the occurrence of a Change of Control, the Company shall, within 30 days, make an Offer to Purchase for all Securities then outstanding at a purchase price in cash equal to 101% of the [principal amount]* [Accreted Value]** thereof, plus accrued and unpaid interest thereon, if any, to the Payment Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).





-----------------------

* Insert for Senior Note.
** Insert for Senior Discount Note.



                                    Exh. A-7

11.     Limitation on Disposition of Assets.

        The Company is, subject to certain conditions, obligated to make an Offer to Purchase for Securities at a purchase price equal to 100% of the [principal amount]* [Accreted Value]** thereof, plus accrued and unpaid interest thereon, if any, to the Payment Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) with the excess proceeds of certain asset dispositions.

12.     Denominations; Transfer; Exchange.

        The Securities are in registered, global form, without coupons, in denominations of $1,000 of principal amount at maturity and integral multiples thereof. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Securities or portions thereof selected for redemption, except the unredeemed portion of any Security being redeemed in part.

13.     Persons Deemed Owners.

        The registered Holder of a Security shall be treated as the owner of it for all purposes.

14.     Unclaimed Funds.

        If funds for the payment of principal or interest (other than funds held by the Trustee pursuant to the Pledge Agreement) remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

15.     Legal Defeasance and Covenant Defeasance.

        The Company may be discharged from its obligations under the Indenture and the Securities, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

16.     Amendment; Supplement; Waiver.

        Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Senior Notes or the Holders of not less than a majority in aggregate principal amount at maturity of the Senior Discount Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Senior Notes or the Holders of not less than a majority in aggregate principal amount at maturity of the Senior Discount Notes then outstanding. Without notice to or consent of any Holder, the Company and the Trustee may amend or supplement the Indenture, the Pledge Agreement and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the



                                    Exh. A-8

Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

17.     Restrictive Covenants.

        The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to Incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Company must report quarterly to the Trustee on compliance with such limitations.

18.     Defaults and Remedies.

        If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Senior Notes or the Holders of at least 25% in aggregate principal amount at maturity of the Senior Discount Notes then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Senior Notes or Holders of a majority in aggregate principal amount at maturity of Senior Discount Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

19.     Trustee Dealings with Company.

        The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its respective Affiliates as if it were not the Trustee.

20.     No Recourse Against Others.

        No incorporator, stockholder, officer, director, employee or controlling person of the Company or any Guarantor, as such, shall have any liability for any obligation of the Company or the Guarantors under the Securities, the Indenture, the Subsidiary Guarantees, the Pledge Agreement or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21.     Authentication.

        This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.



                                    Exh. A-9

22.     Abbreviations and Defined Terms.

        Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.     CUSIP Numbers.

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

24.     Registration Rights.

        Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for a [12 1/2% Senior Note due 2010, Series B]* [14 1/2% Senior Discount Note due 2010, Series B]**, of the Company which has been registered under the Securities Act, having terms identical in all material respects to the Initial Securities. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

25.     Governing Law.

        The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.


      [Remainder of page intentionally left blank; signature page follows]




-----------------------

* Insert for Senior Note.
** Insert for Senior Discount Note.



                                   Exh. A-10

        IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.


                                        LEAP WIRELESS INTERNATIONAL, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


Dated:  [        ]



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


        This is one of the [12 1/2% Senior Notes]* [14 1/2% Senior Discount Notes]** due 2010, Series A, described in the within-mentioned Indenture.

Dated:  [        ]


                                        STATE STREET BANK AND TRUST COMPANY
                                        as Trustee


                                        By:
                                           ------------------------------------
                                           Authorized Signatory



-----------------------

* Insert for Senior Note.
** Insert for Senior Discount Note.



                                   Exh. A-11

                               [FORM OF GUARANTEE]

                           SENIOR UNSECURED GUARANTEE


        The Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior unsecured basis (such guaranty being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture.

        The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, to the extent and in the manner provided in Article Ten of the Indenture.

        This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

        This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

        This Guarantee is subject to release upon the terms set forth in the Indenture.

                                        [           ]


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:




                                   Exh. A-12

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

_______________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint ___________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Dated:___________________                  Signed:  ___________________________
                                                    (Signed exactly as name
                                                    appears on the other side
                                                    of this Security)

Signature Guarantee:
                     ___________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)





                                   Exh. A-13

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Security purchased by the Company pursuant to [Section 4.05] or [Section 4.14] of the Indenture, check the appropriate box:

[Section 4.05 [      ]]
[Section 4.14 [      ]]

        If you want to elect to have only part of this Security purchased by the Company pursuant to [Section 4.05] or [Section 4.14] of the Indenture, state the amount: $_____________

Dated:___________________          Your Signature:  ___________________________
                                   Signed exactly as name appears
                                   on the other side of this Security)


Signature Guarantee:

___________________________



                               SIGNATURE GUARANTEE


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.




                                   Exh. A-14

                                                                       EXHIBIT B


                           [FORM OF SERIES B SECURITY]



                        LEAP WIRELESS INTERNATIONAL, INC.
                              [12 1/2% Senior Note
                               due 2010, Series B]

                          [14 1/2% Senior Discount Note
                               due 2010, Series B]



                                                       CUSIP Number: ___________

No. ___                                                             $___________


        LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation (the "Company", which term includes any successor), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of ________________________ ($_____________), on _________ __, 2010.

        Interest Payment Dates: April 15 and October 15, commencing on [April 15, 2000]* [October 15, 2005].**

        Interest Record Dates: April 1 and October 1.

        Reference is made to the further provisions of this Security contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.




-----------------------

* Insert for Senior Note.
** Insert for Senior Discount Note.



                                    Exh. B-1

                              (REVERSE OF SECURITY)



                        LEAP WIRELESS INTERNATIONAL, INC.



                              [12 1/2% Senior Note
                               due 2007, Series B]

                          [14 1/2% Senior Discount Note
                               due 2007, Series B



1.      Interest.

        [The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 23, 2000. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing April 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.]*

        [This Security will accrete (representing the amortization of original issue discount) on a semiannual bond equivalent basis using a 360-day year comprised of twelve 30-day months such that the Accreted Value shall be equal to the full principal amount at maturity of the Security on April 15, 2005 (the "Full Accretion Date"). No interest is payable in cash on the Security prior to the Full Accretion Date, other than interest payable as a result of an increase in interest as provided for in the Registration Rights Agreement. Beginning on the Full Accretion Date, the Security will accrue interest at the rate per annum shown above from the Full Accretion Date or from the most recent Interest Payment Date to which interest has been paid. The Company will pay interest semi-annually in arrears on each Interest Payment Date.]**

        In addition, the Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by this Security.

        The Securities are not entitled to the benefit of any mandatory sinking fund.



-----------------------

* Insert for Senior Note.
** Insert for Senior Discount Note.


                                    Exh. B-2

2.      Method of Payment.

        The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Interest Record Date. If a Holder has given wire instructions to the Company, the Company will make all principal, premium, if any, and interest payments on such Securities in accordance with such instructions. All other principal of, premium, if any, and interest on the Securities will be payable, and the Securities may be exchanged or transferred, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Trustee at 61 Broadway, New York, New York 10006); provided that, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses as they appear in the Security Register. The Company shall pay principal and interest in United States Legal Tender (as defined in the Indenture referred to below).

3.      Paying Agent and Registrar.

        Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as Registrar.

4.      Indenture.

        The Company issued the Securities under an Indenture, dated as of February 23, 2000 (the "Indenture"), by and among the Company, the Guarantor and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as its [12 1/2% Senior Notes]* [14 1/2% Senior Discount Notes]** due 2010 issued under the Indenture. [The aggregate principal amount of Senior Notes which may be issued under the Indenture is initially limited (except as otherwise provided in the Indenture) to $225 million in one or more series]* [the aggregate principal amount at maturity of Senior Discount Notes which may be issued under the Indenture is initially limited (except as otherwise provided in the Indenture) to $668 million in one or more series]**; provided that the aggregate principal amount of Senior Notes on the Closing Date shall not exceed $225 million and the aggregate principal amount at maturity of Senior Discount Notes on the Closing Date shall not exceed $668 million. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them.



-----------------------

* Insert for Senior Note.
** Insert for Senior Discount Note.



                                    Exh. B-3

5.      Ranking.

        The Securities are senior, unsecured [except to the extent described herein]* obligations of the Company and will rank equally in right of payment with all of our existing and future unsecured indebtedness and will be senior in right of payment to all future subordinated indebtedness of the Company. [On the Closing Date, the Company will deposit in the Pledge Account an amount from the net proceeds of the offering sufficient to acquire Pledged Securities in an amount sufficient to provide payment in full when due of the first seven scheduled interest payments due on the Senior Notes.]*

6.      Guarantee.

        The obligations of the Company hereunder are guaranteed on a senior unsecured basis by the Guarantors.

7.      Optional Redemption.

        The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after April 15, 2005, upon not less than 30 nor more than 60 days' notice, at the following redemption prices [(expressed as percentages of the principal amount thereof)]*[(expressed as percentages of principal amount at maturity)]** if redeemed during the twelve-month period commencing on April 15, of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:


              [YEAR                                      REDEMPTION PRICE
              -----                                      ----------------
              2005 ..................................         106.250%
              2006 ..................................         104.167%
              2007 ..................................         102.083%
              2008 and thereafter ...................         100.000%]*


              [YEAR                                       REDEMPTION PRICE
              -----                                       ----------------
              2005 ..................................         107.250%
              2006 ..................................         104.833%
              2007 ..................................         102.417%
              2008 and thereafter ...................         100.000%]**



-----------------------

* Insert for Senior Note.
** Insert for Senior Discount Note.



                                    Exh. B-4

8.      Optional Redemption upon Qualified Equity Offerings.

        At any time, or from time to time, on or prior to April 15, 2003, the Company may, at its option, use the net cash proceeds of one or more Qualified Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount [at maturity]** of Securities originally issued, at a redemption price [(expressed as a percentage of principal amount)]* [(expressed as a percentage of Accreted Value on the Redemption Date)]** equal to [112.50%]* [114.50%]** plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Interest Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment
Date); provided that at least 65% of the initial aggregate principal amount [(expressed as a percentage of principal amount)] [(expressed as a percentage of Accreted Value on the Redemption Date)] of Securities originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Qualified Equity Offering, the Company shall give such notice of redemption to the Holders not more than 60 days after the consummation of any such Qualified Equity Offering.

        As used in the preceding paragraph, "Qualified Equity Offering" means an underwritten primary public offering or private placement of Capital Stock (other than Disqualified Stock) of the Company resulting in aggregate Net Cash proceeds to the Company of $50 million or more; provided, however, that no public offering or private placement consummated on, or within 180 days after, the Closing Date shall constitute a Qualified Equity Offering.

9.      Selection and Notice of Redemption.

        In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no Securities in [principal amount]* [Accreted Value]** of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Qualified Equity Offering, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the [principal amount]* [Accreted Value]** thereof to be redeemed. A new Security in a [principal amount]* [Accreted Value]** equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.




-----------------------

* Insert for Senior Note.
** Insert for Senior Discount Note.


                                    Exh. B-5

10.     Change of Control Offer.

        Following the occurrence of a Change of Control, the Company shall, within 30 days, make an Control Offer to Purchase for all Securities then outstanding at a purchase price in cash equal to 101% of the aggregate [principal amount]* [Accreted Value]** thereof, plus accrued and unpaid interest thereon, if any, to the Payment Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

11.     Limitation on Disposition of Assets.

        The Company is, subject to certain conditions, obligated to make an Offer to Purchase for Securities at a purchase price equal to 100% of the [principal amount]* [Accreted Value]** thereof, plus accrued and unpaid interest thereon, if any, to the Payment Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) with the excess proceeds of certain asset dispositions.

12.     Denominations; Transfer; Exchange.

        The Securities are in registered, global form, without coupons, in denominations of $1,000 of principal amount at maturity and integral multiples thereof. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Securities or portions thereof selected for redemption, except the unredeemed portion of any Security being redeemed in part.

13.     Persons Deemed Owners.

        The registered Holder of a Security shall be treated as the owner of it for all purposes.

14.     Unclaimed Funds.

        If funds for the payment of principal or interest (other than funds held by the Trustee pursuant to the Pledge Agreement) remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

15.     Legal Defeasance and Covenant Defeasance.

        The Company may be discharged from its obligations under the Indenture and the Securities, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

16.     Amendment; Supplement; Waiver.

        Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of


-----------------------

* Insert for Senior Note.
** Insert for Senior Discount Note.


                                    Exh. B-6
the Senior Notes or the Holders of not less than a majority in aggregate principal amount at maturity of the Senior Discount Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Senior Notes or the Holders of not less than a majority in aggregate principal amount at maturity of the Senior Discount Notes then outstanding. Without notice to or consent of any Holder, the Company and the Trustee may amend or supplement the Indenture, the Pledge Agreement and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

17.     Restrictive Covenants.

        The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to Incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Company must report quarterly to the Trustee on compliance with such limitations.

18.     Defaults and Remedies.

        If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Senior Notes or the Holders of not less than 25% in aggregate principal amount at maturity of the Senior Discount Notes then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Senior Notes or the Holders of a majority in aggregate principal amount at maturity of the Senior Discount Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

19.     Trustee Dealings with Company.

        The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its respective Affiliates as if it were not the Trustee.

20.     No Recourse Against Others.

        No incorporator, stockholder, officer, director, employee or controlling person of the Company or any Guarantor, as such, shall have any liability for any obligation of the Company or the Guarantors under the Securities, the Indenture, the Subsidiary Guarantees, the Pledge Agreement or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.



                                    Exh. B-7

21.     Authentication.

        This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

22.     Abbreviations and Defined Terms.

        Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.     CUSIP Numbers.

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

24.     Governing Law.

        The Indenture and the Securities will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect of applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.


      [Remainder of page intentionally left blank; signature page follows]



                                    Exh. B-8

        IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.



                                        LEAP WIRELESS INTERNATIONAL, INC.



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

Dated:  [        ]


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the [12 1/2% Senior Notes]* [14 1/2 Senior Discount Notes]** due 2010, Series B, described in the within-mentioned Indenture.

Dated:  [        ]


                                        STATE STREET BANK AND TRUST COMPANY,
                                          as Trustee

                                        By:
                                           ------------------------------------
                                           Authorized Signatory



-----------------------

* Insert for Senior Note.
** Insert for Senior Discount Note.




                                    Exh. B-9

                               [FORM OF GUARANTEE]


                           SENIOR UNSECURED GUARANTEE


        The Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior unsecured basis (such guaranty being referred to herein as the "Guarantee") the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture.

        The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth to the extent and in the manner provided in Article Ten of the Indenture.

        This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

        This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

        This Guarantee is subject to release upon the terms set forth in the Indenture.



                                        [        ]



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:





                                   Exh. B-10

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to

_______________________________________________________________________________

_______________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)


_______________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:___________________                  Signed:  ___________________________
                                           (Signed exactly as name appears
                                           on the other side of this Security)


Signature Guarantee:
                     ___________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)






                                   Exh. B-11

                       OPTION OF HOLDER TO ELECT PURCHASE


        If you want to elect to have this Security purchased by the Company pursuant to [Section 4.05] or [Section 4.14] of the Indenture, check the appropriate box:

[Section 4.05 [      ]]
[Section 4.14 [      ]]

        If you want to elect to have only part of this Security purchased by the Company pursuant to [Section 4.05] or [Section 4.14] of the Indenture, state the amount: $_____________

Dated:___________________            Your Signature:  _________________________
                                                (Signed exactly as name appears
                                                on the other side of
                                                this Security)

Signature Guarantee:


___________________________



                               SIGNATURE GUARANTEE


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.





                                   Exh. B-12

                                                                       EXHIBIT C


                      FORM OF LEGEND FOR GLOBAL SECURITIES


        Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.




                                    Exh. C-1

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES



        Re:     [12 1/2% Senior Note due 2010]
                [14 1/2% Senior Discount Note due 2010]

                (the "Securities")
                Leap Wireless International, Inc.

        This Certificate relates to $_______ principal amount [at maturity]** of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Securities by ______ (the "Transferor").

The Transferor:*

        [ ] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

        [ ] has requested by written order that the Registrar exchange or register the transfer of a Physical Security or Physical Securities.

        In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Securities does not require Registration under the Securities Act of 1933, as amended (the "Act"), because*:

        [ ] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

        [ ] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

        [ ] Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act) which delivers a certificate to the Trustee in the form of Exhibit E to the Indenture.

        [ ] Such Security is being transferred in reliance on Rule 144 under the Act. An Opinion of Counsel to the effect that such transfer does not require Registration under the Securities Act accompanies this certification.

        [ ] Such Security is being transferred in reliance on and in compliance with an exemption from the Registration requirements of the Act other than Rule 144A or Rule 144 under the Act to a person other than an institutional "accredited investor." An Opinion of Counsel to the effect that such transfer does not require Registration under the Securities Act accompanies this certification.




-----------------------

* Insert for Senior Note.
** Insert for Senior Discount Note.





                                    Exh. D-1

                                           ------------------------------------
                                           [INSERT NAME OF TRANSFEROR]

                                           By:
                                              ---------------------------------
                                              [Authorized Signatory]



Date:
     --------------------------------





                                    Exh. D-2

                                                                       EXHIBIT E



                   Form of Transferee Letter of Representation



Attention: Corporate Trust Division

Dear Sirs:

        This certificate is delivered to request a transfer of $________ principal amount [at maturity]** of the [12 1/2% Senior Notes]* [14 1/2% Senior Discount Notes]** due 2010 of Leap Wireless International, Inc. (the "Company") and any guarantee thereof (the "Securities"). Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:



                               Name:
                                    ---------------------------
                               Address:
                                       ------------------------
                               Taxpayer ID Number:
                                                  -------------

        The undersigned represents and warrants to you that:

        1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000 or (e) pursuant to any other



-----------------------

* Insert for Senior Note.
** Insert for Senior Discount Note.

available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. The Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d) or (e) above to require the delivery of an opinion of counsel, certificates and/or other information satisfactory to the Company and the Trustee.

Dated:
      -----------------------           TRANSFEREE:




                                        By:
                                           ------------------------------------





                                    Exh. E-2

                                                                       EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE


        SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of ______ __, ____ between [Additional Guarantor(s)] (collectively, the "ADDITIONAL GUARANTORS"), Leap Wireless International, Inc., a Delaware corporation (the "COMPANY"), Cricket Communications Holdings, Inc., a Delaware corporation, (the "GUARANTOR") and State Street Bank and Trust Company, a __________ banking corporation, as trustee under the indenture referred to below (the "TRUSTEE").


                               W I T N E S S E T H

        WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of February 23, 2000, providing for the issuance of an aggregate principal amount at maturity of $225,000,000 of 12 1/2% Series A and Series B Senior Notes due 2010 and $668,000,000 14 1/2% Series A and Series B Senior Discount Notes due 2010;

        WHEREAS, Section 4.23 of the Indenture provides that under certain circumstances the Company and the Guarantors are required to cause the Additional Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantors shall unconditionally guarantee all of the Company's Obligations under the Indenture and the Securities pursuant to a guarantee (the "ADDITIONAL GUARANTEE") on the terms and conditions of the Guarantee by the Guarantors in Article 10 of the Indenture and on the other terms and conditions set forth herein; and

        WHEREAS, pursuant to Section 7.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

        1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2. AGREEMENT TO GUARANTEE. The Additional Guarantors hereby agree, jointly and severally with all other guarantors, to guarantee the Company's Obligations under the Indenture and the Securities on the terms and subject to the conditions set forth herein and in Article 10 of the Indenture (including the obligation to pay Liquidated Damages under the provisions of the Registration Rights Agreement) and to be bound by all other applicable provisions of the Indenture. Pursuant to Section 10.01 of the Indenture, the Additional Guarantors agree that the Subsidiary Guarantees set forth in Article 10 of the Indenture, as supplemented by its agreement to guarantee contained herein shall remain in full force and effect and apply to all of the Securities notwithstanding any failure by the Additional Guarantors to endorse on such Securities a notation of the Subsidiary Guarantor.

        3. RELEASE OF ADDITIONAL GUARANTOR. In the event that the holders of any of the Company's other Indebtedness which is guaranteed by the Additional Guarantors release the Additional Guarantors from its guarantee in respect of such other Indebtedness, except a discharge or release by or as a result of any payment under the guarantee of such other Indebtedness by the Additional Guarantors, the



                                    Exh. F-1

Additional Guarantors shall be automatically and unconditionally released and discharged from its obligations under this Additional Guarantee; provided however, if, after such release, any guarantee under such other Indebtedness is subsequently reincurred or reinstated, then such Additional Guarantors reincurring or reinstating such guarantee under such other Indebtedness shall execute and reinstate its Additional Guarantee hereunder.

        Upon receipt of an Officer's Certificate, the Trustee shall execute any documents reasonably requested by the Company, the Guarantors or the Additional Guarantors in order to evidence the release of such Additional Guarantors from its obligations under the Additional Guarantee.

        4. NO RECOURSE AGAINST OTHERS. No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or the Additional Guarantors or any successor entity shall have any personal liability for any Obligations of the Company, the Guarantors or the Additional Guarantors or any successor entity under the Additional Guarantee, by reason of his or its status as such stockholder, employee, officer or director.

        Each Holder by accepting a Security waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Securities.

        5. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

        6. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        7. EFFECT OF THE HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.




                                    Exh. F-2

           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                    [ADDITIONAL GUARANTORS]


                                    COMPANY:

                                    LEAP WIRELESS INTERNATIONAL, INC.

                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:



                                    GUARANTOR:



                                    CRICKET COMMUNICATIONS HOLDINGS, INC.

                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:



                                    TRUSTEE:

                                    STATE STREET BANK AND TRUST COMPANY

                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:




                                    Exh. F-3

                                                                       EXHIBIT G



                        LEAP WIRELESS INTERNATIONAL, INC.

                              OFFICERS' CERTIFICATE



        [Name], [title(s)] of Leap Wireless International, Inc., a Delaware corporation (the "Company"), and [name], [title(s)] of the Company, hereby certify pursuant to [Section(s) [4.23]] [and ______] of the Indenture, dated as of February 23, 2000 (the "Indenture"), between the Company the Guarantor named therein and State Street Bank and Trust Company, as trustee (the "Trustee"), that:

        (i) he or she has read and understands the provisions of the Indenture and the definitions relating thereto, (ii) the statements made in this Officer's Certificate are based upon an examination of the provisions of the Indenture and upon the relevant books and records of the company, (iii) in is or her opinion, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the covenants and conditions of the Indenture relating to the [execution of the Supplemental Indenture] [OTHER] have been complied with and (iv) in his or her opinion, such covenants and conditions have been complied with; and

        (ii) the execution of the Supplemental Indenture is authorized and permitted by the Indenture.

        IN WITNESS WHEREOF, each of the undersigned has executed this Certificate on this ___ day of __________, ___________.




                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:



                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:





                                    Exh. G-1